UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ANSWERS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July      , 2008

TO ANSWERS CORPORATION'S STOCKHOLDERS:

I am pleased to invite you to our 2008 Annual Meeting of Stockholders to be held at the offices of our outside counsel, Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, NY 10006 on Tuesday, September 9, 2008 at 4:30 p.m. EDT.

We plan on broadcasting the meeting live on the Internet. To access the Webcast, please visit our Investor Relations center (http://ir.answers.com) where a link will be posted a few days before the meeting. The Webcast will be archived shortly after the end of the meeting and will be available through the same link following the meeting.

A formal Notice of Annual Meeting of Stockholders and our Proxy Statement are enclosed with this letter. The Proxy Statement informs you of the agenda and the procedures for the meeting. There are five items of business on this year’s agenda, each as described in detail in the Proxy Statement. Your vote by proxy or in person at the meeting is important.

Sincerely Yours,

/s/ Robert S. Rosenschein
Robert S. Rosenschein
Chairman of the Board
and Chief Executive Officer

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

TO BE HELD SEPTEMBER 9, 2008

July     , 2008

Dear Stockholders of Answers Corporation:

Notice is hereby given that the 2008 annual meeting of stockholders of Answers Corporation (“Answers”, or the “Company”) will be held on September 9, 2008, at 4:30 p.m. EDT, at Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, New York 10006, for the following important purposes:

(1)                                  To elect two Class I directors to hold office for a three-year term or until their respective successors are elected and qualified;

(2)                                  To amend the Company’s Amended and Restated Certificate of Incorporation to increase the authorized common stock to 100,000,000 shares from 30,000,000 shares;

(3)                                  To amend the Company’s 2005 Incentive Compensation Plan to increase the number of shares available for grant under such plan from 1,100,000 shares to 1,350,000 shares;

(4)                                  To approve the potential issuance of shares of common stock equal to  20% or more of the Company’s outstanding common stock upon conversion or exercise of the securities issued in or issuable pursuant to, the Company’s June 16, 2008 private placement of securities or the payment of dividends in shares of common stock on such securities;

(5)                                  To ratify the appointment by the Company’s Audit Committee of Somekh Chaikin, a member of KPMG International, to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

(6)                                  To consider and act on any other matters that properly may be presented at the annual meeting or any adjournment or postponement of the annual meeting.

These items of business are described in the attached proxy statement, which is being mailed on or about July [    ], 2008.  Stockholders of record at the close of business on July      , 2008 are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.  As of that date, there were [                      ] shares of the Company’s common stock outstanding and entitled to vote at the annual meeting.  Each share of Answers’ common stock is entitled to one vote on each matter properly brought before the annual meeting.  Additionally, all issued and outstanding shares of the Company’s Series A Convertible Preferred Stock may be voted on an as converted basis with the shares of common stock.  As of July      , 2008, 60,000 shares of Series A Convertible Preferred Stock were issued and outstanding and convertible into 1,333,333 shares of common stock, meaning the holders of Series A Convertible Preferred Stock have 1,333,333 votes.  For ten days prior to the meeting, a complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose relating to the annual meeting, during ordinary business hours at the offices of the Company, 237 West 35th Street, Suite 1101, New York, New York 10001.

Also enclosed herewith is Answers’ 2007 Annual Report to Stockholders, containing its financial statements for the year ended December 31, 2007. The Annual Report does not constitute proxy soliciting material.

Your vote is important, regardless of the number of shares you own.  Please vote as soon as possible to make sure that your shares are represented at the annual meeting.  To vote your shares, you may complete and return the enclosed proxy card in the envelope provided or you may be able to submit your proxy or voting instructions by telephone or the Internet.  If you are a holder of record, you may also cast your vote in person at the annual meeting.  If your shares are held in “street name” (that is, held for your account by a broker or other nominee), you will receive instructions from your broker or nominee on how to vote your shares.

We look forward to meeting those of you who will be able to attend the annual meeting, and we appreciate your continued support of Answers.

By Order of the Board of Directors,

Caleb A. Chill

General Counsel & Corporate Secretary

New York, NY

July [      ], 2008

IMPORTANT:  Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to ensure that your shares are represented at the annual meeting.  If you attend the annual meeting, you may choose to vote in person even if you have previously sent in your proxy card.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MEETING	1

WHO CAN HELP ANSWER YOUR QUESTIONS	4

PROPOSAL NO. 1: ELECTION OF DIRECTORS	5

Director Nominees	5
Independence of Directors	7
Meetings of the Board of Directors and its Committees	7
Corporate Governance and Board Committees	7
Director Nominations	9
Director Compensation	9
Communications by Stockholders with Directors	11
Director Attendance at Annual Meetings	11

PROPOSAL NO. 2: THE PROPOSED AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	11

Background	11
Proposal	12

PROPOSAL NO. 3: THE PROPOSED AMENDMENT TO THE COMPANY’S 2005 INCENTIVE COMPENSATION PLAN	12

Background	12
Proposal	13

PROPOSAL NO. 4: APPROVAL OF THE POTENTIAL ISSUANCE OF SHARES OF COMMON STOCK EQUAL TO 20% OR MORE OF THE COMPANY’S OUTSTANDING COMMON STOCK UPON CONVERSION OR EXERCISE OF THE SECURITIES ISSUED IN, OR ISSUABLE PURSUANT TO, THE COMPANY’S JUNE 16, 2008 PRIVATE PLACEMENT OF SECURITIES OR THE PAYMENT OF DIVIDENDS IN SHARES OF COMMON STOCK ON SUCH SECURITIES	13

Introduction	13
Why the Company Needs Stockholder Approval	14
Terms of the Series A Preferred Stock	14
Terms of the Series A Purchase Warrants	16
Terms of the Unit Warrants and underlying Series B Preferred Stock and Series B Purchase Warrants	16
Anti-dilution Provisions of the Preferred Stock and Warrants	17
Certain Consequences if Proposal 4 is Approved	17
Further Information	17
Reasons for the Board of Directors Recommendation	17

PROPOSAL NO. 5: RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	18

Auditors	18
Audit Fees	18
Audit Committee Pre-Approval Policies and Procedures	18
Audit Committee Report	19

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE COMPANY	20

EXECUTIVE OFFICERS	23

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ANSWERS CORPORATION

237 WEST 35TH STREET

SUITE 1101

NEW YORK, NEW YORK 10001

PROXY STATEMENT

This Proxy Statement contains information related to our Annual Meeting of Stockholders to be held on Tuesday, September 9, 2008, beginning at 4:30 p.m. EDT at Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, New York, and at any adjournments thereof. This Proxy Statement is being sent to stockholders on or about July     , 2008. You should review this information together with our 2008 Annual Report to Stockholders, which accompanies this Proxy Statement.

Information about the Meeting

Q:                                  When and where will the annual meeting be held?

A:                                   The annual meeting will be held at Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, New York, beginning at 4:30 p.m. EDT, on September 9, 2008.

Q:                                  What is the record date for the annual meeting?

A:                                   The board of directors has set July       , 2008 as the record date for the annual meeting (the “Record Date”) to determine what shares are eligible to vote.

Q:                                  Who is making this proxy solicitation?

A:                                   This proxy statement is furnished to holders of the Company’s common stock and Series A Convertible Preferred Stock as of the Record Date as part of the solicitation of proxies by the Company’s board of directors for use at the annual meeting and any adjournments or postponements of the annual meeting.

Q:                                  What am I being asked to vote on at the annual meeting?

A:                                   At the annual meeting, you will be asked to consider and vote on:

•                  a proposal to elect two Class I directors to hold office for a three-year term or until their respective successors are elected and qualified;

•                  a proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized common stock from 30,000,000 shares to 100,000,000 shares;

•                  a proposal to approve an amendment to the Company’s 2005 Incentive Compensation Plan to increase the number of shares available for grant under such plan from 1,100,000 shares to 1,350,000 shares;

•                  a proposal to approve the potential issuance of shares of common stock equal to  20% or more of the Company’s outstanding common stock upon conversion or exercise of the securities issued in, or issuable pursuant to, the Company’s June 16, 2008 private placement of securities or the payment of dividends in shares of common stock on such securities; and

•                  a proposal to ratify the appointment by the Company’s Audit Committee of Somekh Chaikin, a member of KPMG International, to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

At present, we know of no other matters to be presented for stockholder action at the annual meeting.

Q:                                  How does the Company’s board of directors recommend that I vote?

A:                                   Our board of directors recommends that you vote your shares “FOR” the election of each of the two nominees named herein to the board of directors of Answers and “FOR” the approval of all other proposals mentioned above.

Q:                                  What vote is required to approve each proposal?

A:                                   In the election of directors, the two persons receiving the highest number of “FOR” votes will be elected.  The proposal regarding the amendment to the Company’s Amended and Restated Certificate of Incorporation requires a majority of the voting shares issued and outstanding as of the Record Date. All other proposals require the affirmative “FOR” vote of a majority of those voting shares present in person or represented by properly executed proxies and entitled to vote at the annual meeting.

Q.                                   What is the quorum requirement with respect to the annual meeting?

A:                                   The presence, in person or by properly executed proxy, of the holders of a majority of the voting shares entitled to vote at the annual meeting will constitute a quorum.

Q:                                  Under what circumstances will the annual meeting be adjourned?

A:                                   Although it is not expected, the annual meeting may be adjourned in the absence of a quorum for the purpose of obtaining a quorum.  Any adjournment may be made without notice, other than by an announcement made at the annual meeting, by the affirmative vote of a majority of the voting shares present in person or by properly executed proxy at the annual meeting.

Q:                                  What shares can be voted at the annual meeting?

A:                                   All shares of the Company’s common stock that you own as of the Record Date may be voted by you.  You may cast one vote per share of the Company’s common stock that you held on the Record Date.  These shares include shares that are: (1) held directly in your name as the stockholder of record and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

                                                Additionally, all issued and outstanding shares of the Company’s Series A Convertible Preferred Stock may be voted on an as converted basis with the shares of common stock.  As of the Record Date, 60,000 shares of Series A Convertible Preferred Stock are issued and outstanding and are convertible into 1,333,333 shares of common stock, meaning the holders of Series A Convertible Preferred Stock have 1,333,333 votes.

Q:                                  What is the difference between a holder of record and a beneficial owner of the Company’s common stock?

A:                                   Most of our stockholders hold their shares through a stockbroker, bank or other nominee, rather than directly in their own name.  As summarized below, there are some distinctions between shares held as a holder of record and those beneficially owned.

Holders of Record

If your shares of the Company’s common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the holder of record, and these proxy materials are being sent directly to you by the Company.  As the holder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the annual meeting.  We have enclosed a proxy card with this proxy statement for you to use.

Beneficial Owners

If your shares of the Company’s common stock are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the holder of record.  As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting.  However, since you are not the holder of record, you may not vote these shares in person at the annual meeting.  Your broker or nominee has enclosed a voting instruction card with this proxy statement for you to use in directing the broker or nominee how to vote your shares.  You may also vote by telephone as described below under “How can I vote my shares without attending the annual meeting?”  If you are a beneficial owner and do not provide the holder of record with voting instructions, your shares may constitute broker non-votes, as described in the section titled “The 2008 Annual Meeting of Stockholders—Voting of Proxies; Abstentions; and Broker Non-Votes.”

Q:                                  How can I vote my shares in person at the annual meeting?

A:                                   Shares of the Company’s common stock or Series A Convertible Preferred Stock held directly in your name as the holder of record may be voted in person at the annual meeting.  If you choose to do so, please bring the enclosed proxy card or proof of identification.  Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.  Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:                                  How can I vote my shares without attending the annual meeting?

A:                                   Whether you hold shares directly as the holder of record or beneficially in street name, you may direct your vote without attending the annual meeting by telephone or by completing and mailing your proxy card or voting instruction card in the enclosed postage pre-paid envelope.  You may also be able to direct your vote via the Internet.  Please refer to the enclosed materials for details.

Q:                                  Can I change my vote after I have voted by proxy?

A:                                   Yes.  You can change your vote at any time before your proxy is voted at the annual meeting by revoking your proxy.

If you are a holder of record of the Company’s common stock or the Series A Convertible Preferred Stock, you may revoke your proxy by:

•                  attending the annual meeting and voting your shares in person at the annual meeting.  Your attendance at the annual meeting alone will not revoke your proxy — you must also vote at the annual meeting;

•                  filing an instrument in writing with the Secretary of the Company stating that you would like to revoke your proxy; or

•                  filing another duly executed proxy bearing a later date with the Secretary of the Company so that it arrives prior to the annual meeting.

You should send your revocation or new proxy card to the Company’s Secretary at Answers Corporation, 237 West 35th Street, Suite 1101, New York, NY 10001.

If you are a beneficial owner of the Company’s common stock and you instructed a broker or other nominee to vote your shares, you must follow your broker’s directions for changing those instructions.

Q:                                  What is a broker non-vote?

A:                                   When shares are held in “street name”, a broker non-vote may occur when a bank or brokerage firm does not vote on a proposal because it does not have discretionary voting power and has not received instructions from the beneficial owner of the shares. A broker non-vote is counted for the purpose of determining whether a quorum is present. Under the current rules of the New York Stock Exchange (NYSE), your broker is permitted to vote your shares on certain routine matters, such as the election of directors and the ratification of Somekh Chaikin, a member of KPMG International, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2008, even if you do not instruct the broker how to vote.

Q:                                  What does it mean if I receive more than one proxy card or voting instruction card?

A:                                   It means your shares are registered differently or are in more than one account.  Please provide voting instructions for each proxy and voting instruction card you receive.

Q:                                  Who will count the votes?

A:                                   Votes will be counted by the independent inspectors of election appointed for the meeting.

Q:                                  Who pays for the solicitation of proxies?

A:                                   We will pay for the entire cost of soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, our directors and employees may solicit proxies in person, by telephone, by Internet, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.

Q:                                  Where can I find the voting results of the annual meeting?

A:                                   We will announce preliminary voting results at the annual meeting and publish final results in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008.

WHO CAN HELP ANSWER YOUR QUESTIONS

If you have any questions about any of the proposals to be presented at the annual meeting or how to submit your proxy card, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

Answers Corporation

237 West 35th Street

Suite 1101

New York, New York 10001

Telephone: 866-260-0461

Attention: Caleb Chill, VP General Counsel & Corporate Secretary

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation provides that the Company’s board of directors shall consist of not less than five and not more than nine directors.  The Company’s board of directors is currently composed of seven directors and is generally divided into three classes serving staggered terms:  Class I, whose term will expire at the upcoming annual meeting of stockholders to be held on September 9, 2008, Class II, whose term expires at the 2009 annual meeting of stockholders and Class III, whose term will expire at the 2010 annual meeting of stockholders. At each annual meeting of stockholders, the successors to directors whose term will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election.  The terms of two of the present directors expire this year and each of them has been nominated for reelection. The two nominees identified in the table below are nominated to be elected at the 2008 annual meeting for the term expiring at the 2011 annual meeting of the stockholders. Allen Beasley, the director designee of the holders of a majority of the Company’s outstanding Series A Convertible Preferred Stock, is not a member of a class.  Mr. Beasley’s term as a director will expire at the 2009 annual meeting of stockholders at which time he will be nominated to be reelected as a director provided that the holders of a majority of the Company’s outstanding Series A Convertible Preferred Stock meet certain ownership requirements as set forth in the Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Preferred Stock.

At the annual meeting, Mark A. Tebbe and Lawrence S. Kramer will stand for reelection to serve as Class I directors for a three-year term expiring at the annual meeting of stockholders in 2011or until their respective successors are elected and qualified.

If a proxy is properly executed but does not contain voting instructions, it will be voted “FOR” the election of each of the nominees named below as a director of the Company.  Proxies cannot be voted for a greater number of persons than two.  Management has no reason to believe that any of the nominees named below will not be a candidate or will be unable to serve as a director.  However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxies may be voted for such substitute nominees as the Company’s board of directors may designate.

Director Nominees

Set forth below are the names, ages and descriptions of the backgrounds, as of the Record Date, of each of the Company’s current directors, including the two nominees for Class I directors to be elected at this annual meeting.

Name	Age	Position
Class I directors nominated for election at this annual meeting of stockholders:
Mark A. Tebbe(1)(3)(4)	47	Vice Chairman of the Board and Lead Director
Lawrence S. Kramer (1)(4)(5)	58	Director

Class II directors whose term expires at the 2009 annual meeting of stockholders
Edward G. Sim(2)(3)	37	Director

Class III directors whose terms expire at the 2010 annual meeting of stockholders:
Robert S. Rosenschein	54	Chairman of the Board
Yehuda Sternlicht (2)(5)	53	Director
Mark B. Segall (2)(5)	45	Director

Allen Beasley(3)(4)	40	Director

(1)  Director Nominee – Term to expire in 2008

(2)  Member of Audit Committee

(3)  Member of Compensation Committee

(4)  Member of Nominations / Corporate Governance Committee

(5)  Member of the Financing Committee

Nominees for election for a three-year term expiring at the 2011 annual meeting of stockholders.

Mark A. Tebbe has served as a director since December 1998 and as Vice Chairman and Lead Director since April 2007. Mr. Tebbe currently serves as Chairman of the Company’s Nominating/Corporate Governance Committee and a member of the Compensation Committee. Since February 2002, Mr. Tebbe has been Chairman of Techra Networks LLC, a technology-oriented consulting firm. From August 1984 to January 2002, Mr. Tebbe served as Chairman of Lante Corporation, a technology consulting firm he founded. Mr. Tebbe is also a board member of SBI Group, Elexos Corp. and Selective Search, Inc. and several non-profit and civic organizations. Mr. Tebbe graduated with a B.S. in Computer Science from the University of Illinois at Urbana/Champaign.

Lawrence S. Kramer has served as a director since May 2005 and currently serves as a member of the Company’s Financing Committee and Nominating/Corporate Governance Committee. Since November 2006, Mr. Kramer has been an advisor to CBS on interactive matters and a senior advisor to Polaris Venture Partners since July 2007. From March 2005 to November 2006, he served as the first President of CBS Digital Media. From October 1997 to January 2005, Mr. Kramer was the Chairman and CEO of MarketWatch, Inc., a media company he founded. From February 1994 to October 1997, he served as Vice President of News, Sports and Marketing at Data Broadcasting Corporation. In July 2007, Mr. Kramer became a board member of CreditCards.com, Inc., an online credit card marketplace. Mr. Kramer has been awarded a National Press Club Award, Gerald E. Loeb Award and Associated Press Awards for reporting. Mr. Kramer graduated with a B.S. in Journalism and Political Science from Syracuse University and an M.B.A. from Harvard University and has been a Guest Lecturer at the Harvard Business School for 10 years.

Directors continuing in office until the 2010 annual meeting of stockholders.

 Robert S. Rosenschein has been Chairman of the Company’s board and President since he founded Answers Corporation in December 1998. From December 1998 to April 2000 and since May 2001, Mr. Rosenschein has served as the Company’s Chief Executive Officer. Prior to founding Answers, he was the Chief Executive Officer of Accent Software International Ltd. (formerly Kivun), a company that developed multi-lingual software tools, and from 1988 to 1997 and from 1997 to 1998, he was the Chief Technical Officer. Mr. Rosenschein previously served as a software developer for Data General, American Management Systems, the World Bank and Ashton Tate. Mr. Rosenschein graduated with a B.Sc. in Computer Science from the Massachusetts Institute of Technology and received the Prime Minister of Israel’s Award for Software Achievement in 1997.

Yehuda Sternlicht has served as a director since June 2004 and currently serves as the chairman of our Audit Committee and as a member of our Financing Committee. Since 2004, Mr. Sternlicht has been an independent financial consultant and since 2004, he has been the Chief Financial Officer of NanoVibronix Inc., a medical device company. From 1992 to 2003, he was the Chief Financial Officer of Savient Pharmaceuticals, Inc.. He has also served in several financial and accounting positions in public and private companies and in a large CPA firm. Mr. Sternlicht graduated with a B.A. in Accounting and Economy from The Hebrew University. He is qualified as a Certified Public Accountant in the State of Israel.

Mark B. Segall has served as a director since December 2004 and currently serves as the chairman of the Company’s Financing Committee and as a member of the Company’s Audit Committee. Mr. Segall has been the Senior Managing Director of Kidron Corporate Advisors, LLC, a New York based mergers and acquisitions corporate advisory boutique serving emerging growth companies primarily in the technology, consumer goods and financial services sectors, which he founded in 2003. He is also a founder and managing member of Kidron’s private equity fund, Kidron Opportunity Fund I, LLC. From 2001 to 2003, Mr. Segall was the Chief Executive Officer of Investec, Inc., the U.S. investment banking operations of the Investec Group, a South African based specialist bank. From 1996 to 1999, he was a partner at the law firm of Kramer, Levin, Naftalis & Frankel LLP, specializing in cross-border mergers and acquisitions and capital markets activities and between 1991 and 1995 he was an associate at the same firm. Mr. Segall also served as a director of the Escala Group, Inc., a leading auctioneer of memorabilia, from 1999 until June 2007 and currently serves as a director of Integrated Asset Management Corp., an alternative asset management company. Mr. Segall graduated with an A.B. from Colombia University and a J.D. from New York University Law School. Mr. Segall was a designee of Maxim Group LLC pursuant to our initial public offering underwriting agreement.

Directors continuing in office until the 2009 annual meeting of stockholders.

Edward G. Sim has served as a director since August 1999 and currently serves as the chairman of the Company’s Compensation Committee and as a member of the Company’s Audit Committee. Mr. Sim is a member and Managing Director of the Dawntreader Group and Dawntreader Funds, which he co-founded in 1998. From April 1996 to April 1998, he worked on software and technology investments, such as 24/7 Media, at Prospect Street Ventures, a New York-based venture capital firm. From June 1994 to April 1996, Mr. Sim worked with J.P. Morgan’s Structured Derivatives Group on the development of a real-time trading application for global asset allocation. Mr. Sim also serves as a director of DeepNines, Inc., netForensics, Inc., Greenplum, and SIPphone, Inc. Mr. Sim graduated with an A.B. in Economics from Harvard University.

Allen Beasley has served as a director since June 2008 and currently serves as a member of the Company’s Compensation Committee and Nominating/Corporate Governance Committee. Mr. Beasley is a Managing Director of Redpoint Ventures, a Menlo Park-based venture capital firm he joined at its founding in 1999. Mr. Beasley serves on the boards of several private companies. He graduated with an A.B. in Economics from Stanford and an M.B.A. from the Stanford Graduate School of Business.

Independence of Directors

Our board of directors has determined that all of the Company’s directors, except Robert S. Rosenschein, are currently “independent” in accordance with the applicable listing standards of the NASDAQ Stock Market as currently in effect.

Meetings of the Board of Directors and its Committees

During the year ended December 31, 2007, the Company’s board of directors held ten meetings. The board of directors has an Audit Committee, a Compensation Committee, a Nominations / Corporate Governance Committee and a Financing Committee.  During the year ended December 31, 2007, each committee held the following number of meetings:

•                  Audit Committee - six meetings

•                  Compensation Committee - three meetings

•                  Nominations / Corporate Governance Committee - two meetings

During the year ended December 31, 2007, no director attended fewer than 75% of the aggregate of the total number of meetings of the Company’s board of directors (held during the period for which he was a director) and the total number of meetings held by all committees of the Company’s board of directors on which he served (held during the period that he served), with the exception of Jerry Colonna, a former director, who attended 70% of all meetings of our board of directors.

Corporate Governance and Board Committees

Code of Ethics.

The Company’s board of directors has adopted a Code of Ethics and Business Conduct (the “Code”) that outlines the principles of legal and ethical business conduct under which the Company does business.  The Code, which is applicable to all directors, employees and officers of the Company, is available at the Company’s Website at www.answers.com.  Any substantive amendment or waiver of the Code may be made only by the Company’s board of directors or a committee of the board, and will be promptly disclosed to the Company’s stockholders on our website.  In addition, disclosure of any waiver of the Code will also be made by the filing of a Current Report on Form 8-K with the SEC.

Committees of the Board.

The Company’s board of directors has also adopted a written charter for each of the Audit Committee, Compensation Committee and Nominations/ Corporate Governance Committee.  Each charter is available on the Company’s Website.

Audit Committee.  In May 2004, the Company established an Audit Committee of the board of directors. The Audit Committee consists of Mr. Sternlicht, Chairman, Mr. Segall and Mr. Sim, each of whom satisfy the current independence standards as promulgated by the SEC and NASDAQ, as such standards apply specifically to members of audit committees. Mr. Segall replaced Mr. Tebbe as a member of the Audit Committee in October 2007. The Audit Committee’s scope of authority, which is specified in our Audit Committee Charter, includes, but is not limited to:

•           Reviewing and discussing with management and the independent accountants our annual and quarterly financial statements and discussing with management any earnings guidance provided to the market;

•            Directly appointing, compensating, retaining, and overseeing the work of the independent auditor;

•            Approving, in advance, the provision by the independent auditor of all audit and permissible non-audit services;

•            Establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submissions by the Company’s employees of concerns regarding questionable accounting or auditing matters;

•            Retaining independent legal and other advisors as the Audit Committee deems necessary or appropriate;

•            Determining and receiving from the Company appropriate funding to compensate the independent accountants and any outside advisors engaged by the Audit Committee; and

•            Reviewing reports and disclosure of insider and affiliated party transactions.

The Audit Committee will at all times be composed exclusively of “super independent directors” who are “financially literate” as defined under the NASDAQ listing standards. The NASDAQ listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, the Company must certify to NASDAQ that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience that results in the individual’s financial sophistication. The board of directors believes that Mr. Sternlicht satisfies NASDAQ’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.   For additional information about the Audit Committee, see “Report of the Audit Committee” below.

Compensation Committee.  In May 2004, the Company established a Compensation Committee of the board of directors. The Compensation Committee consists of Mr. Sim, Chairman, Mr. Beasley and Mr. Tebbe, each of whom is an independent director under the current definition promulgated by NASDAQ. The Compensation Committee reviews and approves the Company’s salary and benefits policies, including the compensation of executive officers. The Compensation Committee also administers the Company’s stock option plans and recommends and approves grants of stock options and/or other stock-based awards under the plans.

Nominations/Corporate Governance Committee.  In May 2004, the Company established a Nominating/Corporate Governance Committee of the board of directors. The Nominating/Corporate Governance Committee consists of Mr. Tebbe, Chairman, Mr. Beasley and Mr. Kramer, each of whom is an independent director under the current definition promulgated by NASDAQ. The purpose of the Nominating/Corporate Governance Committee is to select, or recommend for the entire board’s selection, the individuals to stand for election as directors at the annual meeting of stockholders and to oversee the selection and composition of committees of the board. The committee’s duties, which are specified in the Nominating/Corporate Governance Committee Charter, include, but are not limited to:

•             Establishing criteria for the selection of new directors;

•             Recommending directors to serve on the committees of the board;

•             Considering the adequacy of the Company’s corporate governance and proposing amendments accordingly;

•             Overseeing and approving management continuity planning process; and

•             Reporting regularly to the board matters relating to the committee’s duties.

Financing Committee.  In July 2005, the Company established a Financing Committee of the board of directors. The Financing Committee consists of Mr. Segall, Chairman, Mr. Sternlicht and Mr. Kramer, each of whom is an independent director under the current definition promulgated by NASDAQ. The purpose of the Financing Committee is to review and discuss with management financing opportunities that the Company is considering, to evaluate the business merits of all potential mergers and acquisitions and to provide the board of directors with a recommendation as to the terms and conditions of any extraordinary transactions, in consultation with the management team, legal advisors and financial consultants.

Vice-Chairman of the Board of Directors & Lead Director.  On April 12, 2007, Mr. Mark A. Tebbe was appointed Vice-Chairman of the Board of Directors and Lead Director. In this capacity, Mr. Tebbe is authorized to call meetings of the board when necessary and appropriate, in consultation with the non-employee directors advise the Chairman as to an appropriate schedule of board meetings and review and provide the Chairman with input regarding the agendas for the board meetings, preside at all meetings at which the Chairman is not present including executive sessions of the non-employee directors and apprise the Chairman of the issues considered, be available for consultation and direct communication with the Company’s major stockholders and perform such other duties as the Board may from time to time delegate.

Director Nominations

The Nominations / Corporate Governance Committee is responsible for, among other things, the selection, or the recommendation to the Company’s board of directors for selection, of nominees for election as directors.  The Nominations / Corporate Governance Committee shall make director nominations as a committee or make recommendations to the board with respect to director nominations. Towards the end the Company’s 2005 fiscal year, the Nominations / Corporate Governance Committee recommended that the board of directors adopt, and the board of directors subsequently adopted, Procedures for the Recommendation by Stockholders of Director Candidates (“Nomination Procedures”). The Nomination Procedures are attached to this proxy statement as Annex A. Under the Nomination Procedures, the Nominations / Corporate Governance Committee will only consider nominations properly submitted by stockholders in accordance the rules stated therein.

If the Nominations / Corporate Governance Committee believes that the Company’s board of directors requires additional candidates for nomination, it may engage, as appropriate, a third party search firm to assist in identifying qualified candidates.  The process may also include interviews and all necessary and appropriate inquiries into the background and qualifications of possible candidates.

Director Compensation

The following table sets forth summary information concerning the total compensation paid to the Company’s non-employee directors in 2007 for services to the Company.  Mr. Beasley was not a member of the board during 2007.  Mr. Jerry Colonna, a member of the board during 2007, resigned from the board on April 2, 2008.

	Fees Earned $	Option Awards $(*)	Total $

Mr. Colonna(1)	27,500	40,072	67,572
Mr. Kramer(2)	25,000	73,974	98,974
Mr. Segall(3)	27,500	43,387	70,887
Mr. Sim(4)	30,000	50,970	80,970
Mr. Sternlicht(5)	35,000	40,029	75,029
Mr. Tebbe(6)	27,500	64,107	91,607

Total	172,500	312,539	485,039

* Amounts represent stock-based compensation expense for fiscal year 2007 under SFAS 123R.

(1)  50,225 options were outstanding as of 12/31/07, of which 32,136 were exercisable as of December 31, 2007.

(2)  50,225 options were outstanding as of 12/31/07, of which 25,559 were exercisable as of December 31, 2007.

(3)  50,225 options were outstanding as of 12/31/07, of which 28,549 were exercisable as of December 31, 2007.

(4)  50,196 options were outstanding as of 12/31/07, of which 35,097 were exercisable as of December 31, 2007.

(5)  35,225 options were outstanding as of 12/31/07, of which 17,136 were exercisable as of December 31, 2007.

(6)  67,972 options were outstanding as of 12/31/07, of which 30,373 were exercisable as of December 31, 2007.

Our non-employee directors receive an annual base fee of $20,000, with no additional fee rendered for attendance at board meetings. In addition to their base fees, directors receive annual fees for membership on our committees, pursuant to the fee schedule set forth below:

	Director fee base $	Audit membership $	Compensation membership $	Governance membership $	Financing membership $	Audit Chair $	Other Chair $	Total $

Mr. Beasley	20,000	—	2,500	2,500	—	—	—	25,000
Mr. Kramer	20,000	—	—	2,500	2,500	—	—	25,000
Mr. Segall	20,000	5,000	—	—	2,500	—	2,500	30,000
Mr. Sim	20,000	5,000	2,500	—	—	—	2,500	30,000
Mr. Sternlicht	20,000	5,000	—	—	2,500	7,500	—	35,000
Mr. Tebbe	20,000	—	2,500	2,500		—	2,500	27,500

Total	120,000	15,000	7,500	7,500	7,500	7,500	7,500	172,500

We reimburse our non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors. Employee directors are not compensated for board services in addition to their regular employee compensation.

Equity Compensation.  During fiscal year 2007, each non-employee member of the board of directors was eligible to receive stock awards under the terms of our 2005 Incentive Compensation Plan. New non-employee directors receive an initial option grant to purchase 28,700 shares of our common stock with 25% of the shares vesting after one year from the date of grant and 1/36th of the shares vesting monthly thereafter. Continuing non-employee directors receive an annual option grant of 7,175 shares of common stock.

These annual grants are effected on the date of the Annual Shareholders’ Meeting, with 25% of the shares vesting after one year from the date of grant and 1/36th of the shares vesting monthly thereafter. The Vice Chairman and Lead Director also received options to purchase 15,000 shares of our common stock, granted on April 12, 2007 with an exercise price of $12.91 per share based on the Nasdaq closing price on April 11, 2007; and options to purchase 7,500 shares of our common stock, granted on September 6, 2007 with an exercise price of $7.03 per share, based on the Nasdaq closing price on September 5, 2007. The grant date fair value of these options based on Black-Scholes valuation model was $4.77 and $2.56 per option, respectively.

There were no new members to the board of directors during fiscal year 2007. All option grants were to continuing non-employee directors, thus, each non-employee director received options to purchase 7,175 shares of the company’s common stock, granted on June 26, 2007 with an exercise price of $12.62 per share, based on the Nasdaq closing price on June 26, 2007. The grant date fair value of these options, based on Black-Scholes valuation model, was $4.79 per option.

Communications by Stockholders with Directors

The Company encourages stockholder communications with the Company’s board of directors and/or individual directors.  Stockholders who wish to communicate with Company directors should send their communications to the care of Caleb Chill, Secretary, Answers Corporation, at 237 West 35th Street, Suite 1001, New York, New York 10001; Fax: 646-502-4778.  Communications regarding financial or accounting policies should be sent to the attention of the Chairman of the Audit Committee.   Mr. Chill will maintain a log of such communications and will transmit as soon as practicable such communications to the Chairman of the Audit Committee or to the identified individual director(s), although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently, as determined by Mr. Chill.

Director Attendance at Annual Meetings

The Company has made every effort to schedule its annual meeting of stockholders at a time and date to accommodate attendance by directors taking into account the directors’ schedules. All directors are encouraged to attend the Company’s annual meeting of stockholders.  The Company does not have a formal policy regarding director attendance at our annual meetings.

The Company’s board of directors unanimously recommends that you vote “FOR” the election of each of the nominees named above.

PROPOSAL 2

THE PROPOSED AMENDMENT TO THE COMPANY’S

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Background

As of the Record Date, a total of          shares of the Company’s currently authorized 30,000,000 shares of common stock are issued and outstanding.  In addition, 60,000 shares of Series A Convertible Preferred Stock are outstanding which are convertible into 1,333,333 shares of common stock at $4.50 per share.  Further, warrants to purchase 1,824,430 shares of common stock were outstanding at exercise prices ranging from $4.95 to $34.53 per share.  Further, stock options to purchase 2,079,914 shares of common stock were outstanding at exercise prices ranging from $0.69 to $20.35 per share.    An increase in the number of authorized but unissued shares of common stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of common stock could have a number of effects on the Company’s stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares.  The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult.  For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company.  Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.  Except as further discussed herein, the board of directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of common stock which are to be authorized.

Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

Proposal

The Company’s board of directors authorized an amendment to our Amended and Restated Certificate of Incorporation, to increase the number of our authorized shares of common stock. Subject to stockholder approval, Article IV.A. would be amended to read as follows and would be filed with the Delaware Secretary of State:

“CLASSES OF STOCK. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is one hundred and one  million (101,000,000) shares. One hundred million (100,000,000) shares shall be Common Stock, par value $0.001 per share, and one million (1,000,000) shares shall be Preferred Stock, par value $0.01 per share.”

A copy of the proposed Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company is attached to this Proxy Statement as Annex B.  The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock.  However, because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of common stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares.  The relative rights and limitations of the shares of common stock will remain unchanged under this amendment.

The Company’s board of directors unanimously recommends that you vote “FOR” Proposal No. 2.

PROPOSAL 3

THE PROPOSED AMENDMENT TO THE COMPANY’S

2005 INCENTIVE COMPENSATION PLAN

Background

At the Company’s annual meeting of stockholders held on July 12, 2005, Company stockholders approved the adoption of the Answers Corporation 2005 Incentive Compensation Plan, which we refer to as the 2005 Plan.  The terms of the 2005 Plan provide for grants of stock options, stock appreciation rights or SARs, restricted stock, deferred stock, other stock-related awards and performance awards that may be settled in cash, stock or other property.

The main purpose of the 2005 Plan is to provide a means for the Company and its subsidiaries, which we refer to as Related Entities, to attract key personnel to provide services to the Company and the Related Entities, as well as, to provide a means whereby those key persons can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of the Company and promoting the mutuality of interests between participants and the Company’s stockholders. A further purpose of the 2005 Plan is to provide participants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Related Entities, and provide participants with annual and long term performance incentives to expend their maximum efforts in the creation of stockholder value.  The persons eligible to receive awards under the 2005 Plan are the officers, directors, employees, consultants and other persons who provide services to the Company and the Related Entities.

At the Company’s annual meeting of stockholders held on June 21, 2006, the stockholders approved an amendment to the 2005 Plan to increase the number of shares available for grant under such plan from 850,000 shares to 1,100,000 shares.  As of the date of this proxy statement, approximately 1,100,000 stock options have been granted under the 2005 Plan.

Proposal

Stockholders are hereby requested to approve an amendment to the 2005 Plan to add an additional 250,000 shares to the number of shares of common stock issuable under the 2005 Plan.

The purpose of the amendment is to ensure that the Company will have a sufficient reserve of common stock available under the 2005 Plan to provide eligible employees and potential future hires of the Company and Related Entities with the opportunity to purchase shares of common stock. The Board of Directors believes that the number of shares currently available for issuance under the 2005 Plan is insufficient to continue providing our employees and future hires with the opportunity to acquire a proprietary interest in the Company and thereby attract, motivate, and retain the best available talent suitable for our success.

The Company’s board of directors unanimously recommends a vote “FOR” Proposal No. 3.

PROPOSAL 4

THE APPROVAL OF THE POTENTIAL ISSUANCE OF SHARES OF

COMMON STOCK EQUAL TO  20% OR MORE OF THE

COMPANY’S OUTSTANDING COMMON STOCK UPON CONVERSION OR

EXERCISE OF SECURITIES ISSUED IN, OR ISSUABLE PURSUANT TO,  THE COMPANY’S

JUNE 16, 2008 PRIVATE PLACEMENT OF SECURITIES OR THE PAYMENT OF DIVIDENDS IN

SHARES OF COMMON STOCK ON SUCH SECURITIES

Introduction

On June 16, 2008, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Redpoint Omega, L.P. and Redpoint Omega Associates, LLC (collectively, the “Investors”), for the purchase (the “Preferred Stock Financing”) of $6,000,000 of Series A Convertible Preferred Stock (the “Series A Preferred Stock”), initially convertible into 1,333,333 shares of common stock at a conversion price of $4.50 per share, and Common Stock Purchase Warrants exercisable from the date of issuance until June 16, 2014 for 666,667 shares of common stock at an exercise price of $4.95 per share (the “Series A Purchase Warrants”).   In addition, on June 16, 2008, the Company entered into a Warrant Agreement (the “Warrant Agreement”) with the Investors for the purchase of unit warrants (the “Series B Unit Warrants”) exercisable, until June 16, 2009, for up to $7 million of Series B Convertible Preferred Stock (the “Series B Preferred Stock” and together with the Series A Preferred Stock, the “Preferred Stock”) and Common Stock Purchase Warrants exercisable for 636,364 shares of common stock (the

“Series B Purchase Warrants” and together with the Series A Purchase Warrants, the “Purchase Warrants”).  The Series B Preferred Stock is initially convertible into 1,272,727 shares of common stock at a conversion price of $5.50 per share and has substantially similar rights and preferences as the Series A Preferred Stock.  The Series B Purchase Warrants have an exercise price of $6.05 per share and will be exercisable for a period of 6 years from their date of issuance

Why the Company Needs Stockholder Approval

The Company’s common stock is listed on the NASDAQ Global Market, and, as a result, the Company is subject to the rules of The NASDAQ Stock Market LLC (the “NASDAQ Rules”). The Company is required to seek stockholder approval for the securities issuances described in Proposal 4 in order to ensure compliance with Rule 4350(i) of the NASDAQ Rules and the limitations set forth therein (“NASDAQ Rule 4350”). NASDAQ Rule 4350 requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the issuer. In addition, NASDAQ Rule 4350 requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding prior to the issuance for less than the greater of book or market value.

The Company’s stockholders are being asked to approve the issuance of the shares underlying the Preferred Stock and the shares underlying the Purchase Warrants because such issuances to the Investors may be deemed to result in a “change of control” under NASDAQ Rule 4350. Generally, NASDAQ interpretations provide that the acquisition of 20% of the shares of an issuer by one person or a group of affiliated persons may be deemed a change of control of such issuer.  If stockholder approval is granted at the annual meeting, the number of shares issued or issuable upon the exercise or conversion of the Preferred Stock and Purchase Warrants would result in the Investors collectively owning more than 20% of the Company’s common stock.  In addition, because the conversion prices of the Preferred Stock and the exercise price of the Purchase Warrants would be subject to weighted-average price-based anti-dilution adjustments in connection with certain issuances of the Company’s common stock at a per share price less than the then-existing conversion prices of the Preferred Stock or exercise price of the Purchase Warrants, the issuance of these securities may be deemed an issuance at less than the greater of book or market value. Accordingly, the Company is seeking stockholder approval to ensure compliance with NASDAQ Rule 4350 (the “Stockholder Approval”). Pursuant to the Warrant Agreement, which sets forth the terms of the Series B Unit Warrants, the Company has agreed to use its reasonable best efforts to obtain Stockholder Approval no later than September 15, 2008.

Terms of the Series A Preferred Stock

Ranking

The Series A Preferred Stock ranks senior to the Company’s junior securities, including without limitation, the common stock.

Conversion

Each share of Series A Preferred Stock has a stated value of $100 per share and is initially convertible into common stock at a conversion price of $4.50 per share, such that the Series A Preferred Stock is initially convertible into an aggregate of 1,333,333 shares of common stock. The Investors’ ability to convert the shares of Series A Preferred Stock is limited as follows: the Investors and any persons whose beneficial ownership would be aggregated with such holders for purposes of Section 13(d) of the Securities Exchange Act of 1934 are prohibited from owning more than 19.999% of the outstanding shares of the Company’s Common Stock unless and until the Company obtains Stockholder Approval.  If the Company, at any time while the Series A Preferred Stock is outstanding, shall sell or grant any option to purchase or otherwise dispose of or issue any common stock or common stock equivalents entitling any person to acquire shares of common stock, at an effective price per share less than the then effective conversion price of the Series A Preferred Stock, then, the conversion price shall be adjusted on a weighted average basis (‘weighted-average anti-dilution”). Notwithstanding the foregoing, until such time as the Company obtains Stockholder Approval, no such adjustment shall cause the conversion price of the

Series A Preferred Stock to be less than $3.82 per share, as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction (the “ Series A Preferred Stock Floor Price”).

Forced Conversion

Beginning December 16, 2009, provided certain conditions are satisfied, if the closing price of the common stock equals an average of at least $13.50 (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments) per share for the 45 consecutive trading days, and the average daily volume of the common stock on The Nasdaq Global Market is at least $1,000,000 during such measurement period, unless the Investors are prohibited from converting the Series A Preferred Stock pursuant to the limitations set forth in the Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Preferred Stock (the “Series A Certificate of Designations”), the Company shall have the right exercisable within 3 business days of such conditions being met, to force the Investors to convert any portion of their shares of Series A Preferred Stock into shares of common stock at the then-effective conversion price.

Redemption Rights

At anytime on or after June 16, 2014, upon written request by the  holders of a majority of the Series A Preferred Stock, the Company shall redeem all or any portion of the then outstanding Series A Preferred Stock for an amount in cash equal to the sum of (i) 100% of the aggregate Series A Stated Value of the Series A Preferred Stock then outstanding and (ii) accrued but unpaid dividends (to the extent not already included in Series A Stated Value) and (iii) all liquidated damages and other amounts due in respect of the Series A Preferred Stock.

Rights to Participate in Future Financings

At any time while Series A Preferred Stock is outstanding (or the common stock issued or issuable upon conversion thereof) and the Investors collectively hold a majority of the outstanding Series A Preferred Stock (or the common stock issuable or issued upon conversion thereof) purchased by the Investors, each Investor shall have a right to participate pro rata with respect to the issuance or possible issuance by the Company of any future equity or equity-linked securities or debt which is convertible into or exercisable or exchangeable for equity or in which there is an equity component on the same terms and conditions as offered by the Company to the other purchasers of such securities.

Voting and Right to Appoint a Director

The Series A Preferred Stock votes on an as converted basis with the Company’s common stock, subject to certain limitations. Additionally, so long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the shares of the Series A Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Series A Certificate of Designations (whether by merger, consolidation or otherwise), (b) authorize or create any class of stock, including securities exercisable for or convertible into such stock, ranking as to dividends, redemption or distribution of assets upon a liquidation senior to or otherwise pari passu with the Series A Preferred Stock, except for any series of Preferred Stock issued to the Investors, (c) amend its certificate of incorporation or other charter documents (whether by merger, consolidation or otherwise) so as to affect adversely any rights of the Investors, (d) increase or decrease the authorized number of shares of Series A Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

Additionally, the holders of a majority of the outstanding Series A Preferred Stock have the right to appoint an individual to serve as a voting member of the Company’s Board of Directors and an individual to serve as an observer to the Board of Directors.

The holders of Series A Preferred Stock may not vote their shares of Series A Preferred Stock in connection with this Proposal No. 4.  However, the holders of Series A Preferred Stock may vote their shares in connection with the other proposals described in this Proxy Statement.

Dividends

The Series A Preferred Stock will accrue cumulative dividends at a rate of 6% per annum whether or not dividends have been declared by the Board of Directors and whether or not there are profits, surplus or other funds available for the payment of such dividends. Such dividends are in preference to all other classes of stock junior in rank to the Series A Preferred Stock, including our common stock.  Dividends may be payable in kind at the option of the Company upon satisfaction of certain conditions. After the payment of these dividends on the Series A Preferred Stock, the holders of such shares are entitled to participate on an as converted basis in the payment of any dividends on the common stock.

Liquidation Preference

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Investors shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series A Preferred Stock an amount equal to greater of (i) the Series A Stated Value per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon before any distribution or payment shall be made to the holders of any junior securities (including, without limitation, the common stock) or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been upon any such Liquidation converted to common stock immediately prior to such Liquidation, in any case, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Investors shall be distributed among the Investors ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Terms of the Series A Purchase Warrants

The Series A Purchase Warrants are exercisable from the date of issuance until June 16, 2014 for 666,667 shares of common stock at an exercise price of $4.95 per share, subject to weighted-average anti-dilution.  The ability of the holders of the Series A Purchase Warrants to exercise the Series A Purchase Warrants is limited as described above until Stockholder Approval is received. Notwithstanding the foregoing, until such time as the Company obtains Stockholder Approval, no anti-dilution adjustment shall cause the exercise price of the Series A Purchase Warrants to be less than $3.82 per share, as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction (the “Series A Purchase Warrants Floor Price” and together with the Series A Preferred Stock Floor Price, the “Floor Price”).  The holders of the Series A Purchase Warrants have the option to exercise the warrants on a “net share” or cashless basis, in which warrant shares are forfeited in lieu of paying the cash exercise price, in which case the Company would receive no additional proceeds upon their exercise (but fewer shares would be issued).

Terms of the Unit Warrants and Underlying Series B Preferred Stock and Series B Purchase Warrants

In connection with the Preferred Stock Financing, the Investors also received the Unit Warrant to purchase an aggregate of up to 70,000 Units that is exercisable, in whole or in part, until June 16, 2009.  Each Unit consists of one share of a newly designated Series B Preferred Stock and a Series B Purchase Warrant exercisable for one-half of the number of shares of common stock issuable upon conversion of a share of Series B Preferred Stock. Each share of Series B Preferred Stock will have a stated value of $100 per share and will rank pari passu with the Series A Preferred Stock and senior to the common stock and will be initially convertible into common stock at a conversion price of $5.50 per share, such that, if the Unit Warrants are fully exercised, the Series B Preferred Stock to be held by the Investors would initially be convertible into an aggregate of 1,272,727 shares of common stock and the Series B Purchase Warrants would be exercisable for an aggregate of 636,364 shares of common stock. The Series B Preferred Stock votes on an as converted basis with the Company’s common stock, subject to certain limitations. The rights of the Series B Preferred Stock and Series B Purchase Warrant are subject to weighted-average anti-dilution adjustment, similar to the Series A Preferred Stock and Series A Purchase Warrant, respectively, and the Series B Purchase Warrants contain “net share” or cashless exercise features similar to the Series A Purchase Warrants. Additionally, until Stockholder Approval is received, the ability of the Investors to convert the Series B Preferred Stock and exercise the Series B Purchase Warrants is limited by a conversion price floor and exercise price floor, respectively, similar to the Series A Preferred Stock Floor Price and Series A Purchase Warrants Floor Price described above.

Anti-dilution Provisions of the Preferred Stock and Warrants

If the Company issues or sells, or pursuant to the Preferred Stock or Warrants is deemed to have issued or sold, any shares of common stock (excluding certain issuances or sales described below) for a price per share less than the conversion or exercise price, as the case may be, in effect immediately prior to such issue or sale (a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the conversion or exercise price then in effect shall be reduced by multiplying the conversion or exercise price by a fraction, the numerator of which is the number of shares of common stock issued and outstanding immediately prior to the Dilutive Issuance plus the number of shares of common stock which the aggregate consideration received or receivable by the Company in connection with such Dilutive Issuance would purchase at the then effective conversion or exercise price, and the denominator of which shall be the sum of the number of shares of common stock issued and outstanding immediately prior to the Dilutive Issuance plus the number of shares of common stock so issued or issuable in connection with the Dilutive Issuance.

The anti-dilution provisions above do not apply to certain “excluded securities,” including securities issued in connection with employee benefit plans, upon the exercise or conversion of certain convertible securities, options or warrants or pursuant to certain acquisitions or strategic transactions by the Company.

Currently, the anti-dilution adjustments described above are subject to the Floor Price such that if a Dilutive Issuance were to occur, the conversion or exercise price could not be reduced to a price lower than the Floor Price. If the stockholders approve this Proposal No. 4, the Floor Price would be eliminated for the Preferred Stock and Warrants such that the conversion or exercise price could be reduced to a price lower than the Floor Price.

Certain Consequences if Proposal 4 is Approved

                If Proposal 4 is approved, the Company may issue up to a total of 3,909,091 shares of its common stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction) to the Investors pursuant to the private placement described in this proxy statement, which would represent approximately [    ]% of the total number of shares of the common stock outstanding immediately after giving effect to the Company’s June 16, 2008 private placement (assuming the full exercise and conversion of all Preferred Stock, the Unit Warrants, the Series A Purchase Warrants and the Series B Purchase Warrants) and our existing stockholders will incur dilution to their voting and economic interests and will own a smaller percentage of the outstanding common stock.  Not included in the potential Investor ownership percentage above are the common stock shares that could be issued in payment of dividends on the Preferred Stock in lieu of paying cash, which is at the Company’s option subject to the satisfaction of certain conditions.  Furthermore, the anti-dilution protection provided to the Preferred Stock and the Purchase Warrants could increase the number of shares of the common stock currently outstanding and the existing stockholders will incur additional dilution.

  Further Information

The terms of the Preferred Stock Financing, Preferred Stock and Warrants are complex and only briefly summarized above. For further information on the Preferred Stock Financing and the rights of the Investors, please refer to the descriptions contained in the Current Report on Form 8-K filed with the SEC on June 17, 2008 and the transaction documents filed as exhibits to such report.

The Company’s board of directors unanimously recommends a vote “FOR” Proposal No. 4.

Reasons for the Board of Directors’ Recommendation

The Board of Directors believes that approval of the proposal is in the best interests of the Company and its stockholders for the following reasons, among others:

•	the Company will satisfy a covenant that it made with the Investors; and

•

the Company would have increased flexibility with respect to future financing needs in that it would be able, if necessary, to issue or sell securities of the Company at a per share price less than the Floor Price in certain circumstances.

PROPOSAL 5

RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the board of directors has selected Somekh Chaikin, a member of KPMG International, as the Company’s independent registered public accounting firm for the year ending December 31, 2008. The board of directors has concurred in the Audit Committee’s selection and requests the ratification of the appointment of Somekh Chaikin by the stockholders at the annual meeting.

Stockholder ratification of the selection of Somekh Chaikin as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Company is submitting the selection of Somekh Chaikin to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Somekh Chaikin. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its stockholders.

The Company’s board of directors unanimously recommends a vote “FOR” Proposal No. 5.

Auditors

A representative of Somekh Chaikin is expected to be available at the annual meeting and will have the opportunity to make statements if he or she desires to do so and to respond to appropriate questions.

Audit Fees

	2007		2006
	$		$
Audit Fees (1)	453,286	(2)	216,000

Tax Fees (3)	43,632		3,750

Total	496,918		219,750

(1)

This category includes fees associated with the audit of our annual financial statements, review of financial statements included in our Form 10-Q quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements, for those fiscal years. Includes $180,000 and $104,100 accrued as of December 31, 2007 and 2006, respectively.

(2)	Also includes $116,000 of fees relating to the failed Lexico acquisition and the terminated follow-on offering of securities.

(3)	This category consists of services provided by KPMG for tax compliance. Includes $17,500 accrued as of December 31, 2007.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee of the board of directors maintains a pre-approval policy with respect to audit and non-audit services to be performed by the Company’s independent registered public accounting firm, in order to assure that the provision of such services does not impair the auditor’s independence. Before engaging the independent registered public accounting firm to render a service, the engagement must be either specifically approved by the Audit Committee, or entered into pursuant to the pre-approval policy. Unless the Audit Committee specifically provides for a different period, the term of any pre-approval is 12 months from the date of the pre-approval. Pre-approval authority may be delegated to one or more members of the Audit Committee, who must report any pre-approval decisions to the Audit Committee at its next scheduled meeting; however, the Audit Committee may not delegate pre-approval authority to Company management.

Pursuant to the pre-approval policy, the Audit Committee must specifically pre-approve the terms of the annual audit services engagement, and any changes in terms resulting from changes in audit scope, the Company’s structure or other matters.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

The Audit Committee currently consists of three directors, each of whom, in the judgment of the Company’s board of directors, is “independent” as defined in the applicable listing standards of the NASDAQ Stock Market.  The members of the Audit Committee are Yehuda Sternlicht (Chairman), Mark B. Segall and Edward G. Sim.  The Audit Committee acts pursuant to a written charter that has been adopted by the Company’s board of directors, as amended from time to time.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for its fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K for that year.

In the performance of its oversight function:

1.                                       The Audit Committee has reviewed and discussed the audited consolidated financial statements with management of the Company and Somekh Chaikin, a member firm of KPMG International, and the Company’s independent registered public accounting firm (“Somekh Chaikin”);

2.                                       The Audit Committee has reviewed and discussed with management and Somekh Chaikin management’s assessment of the effectiveness of the Company’s internal control over financial reporting and Somekh Chaikin’s audit of the Company’s internal control over financial reporting;

3.                                       The Audit Committee discussed with Somekh Chaikin, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees); and

4.                                       The Audit Committee has received the written disclosures and the letter from Somekh Chaikin required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and discussed with Somekh Chaikin any relationships that may impact their objectivity and independence and satisfied itself as to the independence of Somekh Chaikin.

Based on the review and discussion referred to above in this report, the Audit Committee recommended to the Company’s board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, to be filed with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Yehuda Sternlicht (Chairman)
Mark B. Segall
Edward G. Sim

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE COMPANY

The table and accompanying footnotes set forth certain information as of the Record Date with respect to the ownership of our common stock by:

•                  each person or group who is known to us to beneficially own more than 5% of our outstanding common stock;

•                  each of our directors;

•                  our chief executive officer and other executive officers whose total compensation exceeded $100,000 during the year ended December 31, 2007; and

•                  all of our directors and executive officers as a group.

A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the Record Date, as a result of the exercise of options and warrants or the conversion of convertible securities. Accordingly, common stock issuable upon exercise of options and warrants that are currently exercisable or exercisable within 60 days of the Record Date have been included in the table with respect to the beneficial ownership of the person or entity owning the options and warrants, but not with respect to any other persons or entities.

Applicable percentage of ownership for each holder is based on            shares of common stock outstanding on the Record Date, plus any presently exercisable stock options and warrants held by each such holder, and options, warrants and bridge notes held by each such holder that will become exercisable or convertible within 60 days after the Record Date. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned		Percentage of Common Stock
Executive Officers and Directors:

Robert S. Rosenschein c/o Answers Corporation, Jerusalem Technology Park, The Tower, Jerusalem 91481 Israel	603,965	(2)
Steven Steinberg c/o Answers Corporation, Jerusalem Technology Park, The Tower, Jerusalem 91481 Israel	104,983	(3)
Jeff Schneiderman c/o Answers Corporation, Jerusalem Technology Park, The Tower, Jerusalem 91481 Israel	101,506	(4)
Bruce D. Smith	88,686	(5)
Allen Beasley		(6)	*
Lawrence S. Kramer	38,074	(7)	*
Mark B. Segall	42,564	(8)	*
Edward G. Sim	41,245	(9)	*
Yehuda Sternlicht	25,358	(10)	*
Mark A. Tebbe	82,854	(11)

All directors and executive officers
As a group (10 individuals):	1,257,984	(12)

5% or greater stockholders:

Redpoint Ventures 3000 Sand Hill Road, Building 2, Suite 290, Menlo Park, CA 94025	1,964,849	(13)
Royce & Associates, LLC 1414 Avenue of the Americas, New York, NY 10019	942,410	(14)
Outboard Investments Limited BCM Cape Building Leeward Highway, Providenciales Turks and Caicos	690,000	(15)

(1)	Unless otherwise indicated, the business address of each of the following is c/o Answers Corporation, 237 West 35th Street, Suite 1101, New York, NY 10001.

(2)	Consists of 300,960 shares of common stock and 303,005 shares of common stock issuable upon exercise of options.

(3)	Consists of 7,500 shares of common stock and 97,483 shares of common stock issuable upon exercise of options.

(4)	Consists of 101,506 shares of common stock issuable upon exercise of options.

(5)	Consists of 5,000 shares of common stock and 83,686 shares of common stock issuable upon exercise of options.

(6)	Allen Beasley joined the Board of Directors on June 16, 2008.

(7)	Consists of 2,500 shares of common stock and 35,574 shares of common stock issuable upon exercise of options.

(8)	Consists of 4,000 shares of common stock and 38,564 shares of common stock issuable upon exercise of options.

(9)	Consists of 916 shares of common stock and 40,329 shares of common stock issuable upon exercise of options.

(10)	Consists of 25,358 shares of common stock issuable upon exercise of options.

(11)	Consists of 40,062 shares of common stock and 42,792 shares of common stock issuable upon exercise of options.

(12)	Consists of 360,938 shares of common stock and 768,297 shares of common stock issuable upon exercise of options.

(13)

Consists of (i) 1,296,667 shares of Common Stock initially issuable upon conversion of 58,350 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) held by Redpoint Omega, L.P. (“RO LP”); (ii) 648,334 shares of Common Stock issuable pursuant to common stock purchase warrants (the “Class A Warrants”) held by RO LP, (iii) 36,667 shares of Common Stock initially issuable upon conversion of 1,650 shares of Series A Preferred Stock held by Redpoint Omega Associates, LLC (“ROA LLC” and together with RO LP, “Redpoint”) and (iv) 18,333 shares of Common Stock issuable pursuant to Class A Warrants held by ROA LLC; provided, however, that Redpoint’s ability to convert the shares of Series A Preferred Stock, and exercise the Class A Warrants and Unit Warrants (as defined below) is limited as follows: Redpoint and any persons whose beneficial ownership would be aggregated with such holders for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are prohibited from owning more than 19.999% of the outstanding shares of common stock unless and until the Company’s stockholders approve such issuances.  1,964,849 shares are equal to 19.999% of the outstanding shares of Common Stock as of the Record Date.  In addition, subject to Stockholder Approval, the following securities can be acquired by Redpoint within 60 days from the Record Date: (A) 1,237,727 shares of Common Stock issuable upon conversion of 68,075 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) that are issuable upon exercise of warrants (the “Unit Warrants”) to purchase 68,075 Units held by RO LP, (B) 618,864 shares of Common Stock issuable pursuant to common stock purchase warrants (the “Class B Warrants”) issuable upon exercise of the Unit Warrants held by RO LP, (C) 35,000 shares of Common Stock issuable upon conversion of 1,925 shares of Series B Preferred Stock issuable upon exercise of Unit Warrants to purchase 1,925 Units held by ROA LLC, and (D) 17,500 shares of Common Stock issuable pursuant to the Class B Warrants issuable upon exercise of the Unit Warrants held by ROA LLC.  RO LP is under common control with Redpoint Omega, LLC (“RO LLC”).  RO LLC is the general partner of RO LP and possesses sole voting and investment control over the shares owned by RO LP and may be deemed to have indirect beneficial ownership of the shares held by RO LP. RO LLC owns no securities of the Company directly.

(14)	Based on information included on Schedule 13F filed with the SEC on May 8, 2008.

(15)	Based on information included on Schedule 13D filed with the SEC on December 18, 2007.

* less than 1%

EXECUTIVE OFFICERS

Set forth below are the names, ages and descriptions of the backgrounds, as of the Record Date, of each of the current executive officers of the Company.

Name	Age	Position
Robert S. Rosenschein	55	Chief Executive Officer, President and Chairman of the Board
Steven Steinberg	47	Chief Financial Officer
Jeff Schneiderman	44	Chief Technical Officer
Bruce D. Smith	47	Chief Strategic Officer
Caleb A. Chill	34	Vice-President, General Counsel and Corporate Secretary

Robert S. Rosenschein has been Chairman of our Board and President since he founded Answers Corporation in December 1998. From December 1998 to April 2000 and since May 2001, Mr. Rosenschein has served as our Chief Executive Officer. Prior to founding Answers, he was the Chief Executive Officer of Accent Software International Ltd. (formerly Kivun), a company that developed multi-lingual software tools, and from 1988 to 1997 and from 1997 to 1998, he was the Chief Technical Officer. Mr. Rosenschein previously served as a software developer for Data General, American Management Systems, the World Bank and Ashton Tate. Mr. Rosenschein graduated with a B.Sc. in Computer Science from the Massachusetts Institute of Technology and received the Prime Minister of Israel’s Award for Software Achievement in 1997.

Steven Steinberg has been our Chief Financial Officer since January 2004. From December 2002 to December 2003, Mr. Steinberg was our Vice President of Finance. From January 2001 to November 2002, he was the Vice President of Finance at Percite Information Technologies, Ltd., a supply-chain software company. From November 1998 to December 2000, he was the Controller at Albar Mimunit Services Ltd., a finance and leasing company. From October 1993 to July 1998, he held various positions with Health Partners, Inc. culminating with Chief Financial Officer of the New York Operations. From August 1983 to October 1993, he held various positions with Coopers and Lybrand, an accounting firm, culminating with audit manager at the New York offices. Mr. Steinberg graduated with a B.B.A. from Florida International University.

Jeff Schneiderman has been our Chief Technical Officer since March 2003. From January 1999 to February 2003, Mr. Schneiderman was our Vice President of Research and Development. Prior to joining Answers, he worked at Accent Software International Ltd., from November 1991 to December 1998 during which time he served as Vice President of Engineering from October 1996 to March 1998 and Vice President of Product Development from March 1998 to December 1998. From June 1986 to June 1991, Mr. Schneiderman held various development positions at AT&T Bell Labs, a global telecommunication organization, and the Whitewater Group, a firm specializing in object oriented technologies. Mr. Schneiderman graduated with a B.S. in Computer Science from the University of Illinois at Urbana-Champaign and a M.S. in Computer Science from the Illinois Institute of Technology.

Bruce D. Smith has been our Chief Strategic Officer since June 2007. From July 2005 to June 2007, Mr. Smith was our Vice President of Investor Relations and Strategic Development. Prior to joining Answers, he was a Managing Director at Archery Capital, a New York based investment firm from July 1999 to July 2005. From June 1998 to July 1999, he was a sell side analyst at Jefferies & Company, where he was responsible for coverage of the Internet industry as well as individual companies. From November 1995 to March 1998, Mr. Smith maintained coverage of the Internet industry at Merrill Lynch & Co. From April 1994 to October 1995, he was a Security Analyst at Morgan Stanley Asset Management, a division of Morgan Stanley & Co. Mr. Smith graduated with a B.B.A., Magna Cum Laude, from Bernard M. Baruch College, City University of New York. He is a Chartered Financial Analyst and member of the New York Society of Security Analysts.

Caleb A. Chill has been our Vice President, General Counsel and Corporate Secretary since January 2007. From January 2005 to January 2007, Mr. Chill was our In-House Counsel. From August 2002 to November 2004, he was an associate in the Corporate Department of Sills Cummis & Gross P.C., based out of the firm’s New York office. His practice concentrated on the structuring and negotiating of corporate transactions in high-tech and other industries. From August 1999 to August 2001, Mr. Chill was an associate in the international department of Baratz,

Horn & Co., an Israeli corporate law firm. Mr. Chill holds an LL.B. from Bar-Ilan University of Israel, has earned an M.B.A. from the same institution, and is admitted to practice law in Israel and New York.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based on a review of the copies of such forms received, we believe that during 2007, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

None of our executive officers serves as a member of the board of directors or Compensation Committee of any entity which has one or more executive officers serving as a member of our board of directors or Compensation Committee. No member of our Compensation Committee during fiscal year 2007 was an officer or employee of our company.

EXECUTIVE COMPENSATION AND RELATED MATTERS

COMPENSATION COMMITTEE REPORT

Under the rules of the SEC, this Compensation Committee Report is not deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filings with the SEC.

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on this review and these discussions, the Compensation Committee recommended to the Board of Directors that the following Compensation Discussion and Analysis be included in this proxy statement and the annual report on Form 10-K.

Submitted by the Compensation Committee*

Ed Sim, Chairman

Mark Tebbe

*Allen Beasley joined the Compensation Committee on June 16, 2008 which was subsequent to the submission of the Compensation Committee report.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of compensation arrangements of our named executive officers for 2007 should be read together with the compensation tables and related disclosures set forth below.

Introductory Remark

We believe our success depends on the continued contributions of our named executive officers. Personal relationships are very important in our industry. Our named executive officers are primarily responsible for many of our critical customer and business development relationships. The maintenance of these relationships is critical to ensuring our future success. Therefore, it is important to our success that we retain the services of these individuals and prevent them from competing with us should their employment with us terminate.

General Philosophy

Our overall compensation philosophy is to provide an executive compensation package that enables us to attract, retain and motivate executive officers to achieve our short-term and long-term business goals. We strive to apply a uniform philosophy regarding compensation of all employees, including members of senior management.

This philosophy is based upon the premise that the achievements of the company result from the combined and coordinated efforts of all employees working toward common goals and objectives in a competitive, evolving market place. The goals of our compensation program are to align remuneration with business objectives and performance and to enable us to retain and competitively reward executive officers and employees who contribute to our long-term success. We attempt to pay our executive officers and employees competitively to enable us to retain the most capable people in the industry. In making executive compensation and other employment compensation decisions, the Compensation Committee considers achievement of certain criteria, some of which relate to our performance and others of which relate to the performance of the individual employee. Awards to executive officers are based on achievement of company and individual performance criteria.

The Compensation Committee will evaluate our compensation policies on an ongoing basis to determine whether they enable us to attract, retain and motivate key personnel. To meet these objectives, the Compensation Committee may from time to time increase salaries, award additional stock options or provide other short and long-term incentive compensation to executive officers and other employees.

Compensation Program and Forms of Compensation

We provide our executive officers with a compensation package consisting of base salary, bonus and participation in benefit plans generally available to other employees. In setting total compensation, the Compensation Committee considers individual and company performance, as well as market information regarding compensation paid by other companies in our industry.

In order to achieve the above goals, our total compensation packages include base salary, annual bonus and in cases of our sales employees, commissions, all paid in cash, as well as long-term compensation in the form of stock options.

Base Salary.  Salaries for our executive officers are initially set based on negotiation with individual executive officers at the time of recruitment and with reference to salaries for comparable positions in the industry for individuals of similar education and background to the executive officers being recruited. We also consider the individual’s experience, reputation in his or her industry and expected contributions to our company. Base salary is continuously evaluated by competitive pay and individual job performance. Base salaries for executives are reviewed annually or more frequently should there be significant changes in responsibilities. In each case, we take into account the results achieved by the executive, his or her future potential, scope of responsibilities and experience, and competitive salary practices.

Bonuses.  A component of each executive officer’s potential annual compensation may take the form of a performance-based bonus. Contractually, our Chief Executive Officer is entitled to an annual bonus, to be determined at the discretion of our board of directors or the Compensation Committee. Bonus payments to officers other than the Chief Executive Officer are determined by the Compensation Committee, in consultation with the Chief Executive Officer, based on our financial performance and the achievement of the officer’s individual performance objectives. The Chief Executive Officer’s bonus is determined by the Compensation Committee, without participation by the Chief Executive Officer, based on the same factors.

Long-Term Incentives.  Longer-term incentives are provided through stock options, which reward executives and other employees through the growth in value of our stock. The Compensation Committee believes that employee equity ownership provides a major incentive for employees to build stockholder value and serves to align the interests of employees with those of our stockholders. Grants of stock options to executive officers are based upon each officer’s relative position, responsibilities and contributions to Answers, with primary weight given to the executive officer’s relative rank and responsibilities. Initial stock option grants designed to recruit an executive officer to join Answers may be based on negotiations with the officer and with reference to historical option grants to existing officers. Stock options are granted at an exercise price equal to the market price of our common stock on the date of grant and will provide value to the executive officers only when the price of our common stock increases over the exercise price.

Based on our compensation philosophy, a substantial portion of our compensation rewards long-term performance of our company and promotes executive retention. This is delivered to our executives through stock options granted upon their initial hire and through ongoing annual option grants. Similar to base salary increases, option grants are also granted to address promotions and significant changes in responsibility. Although the expenses of stock options affect our financial statements negatively, we continue to believe that this is a strong element of compensation that focuses the employees on financial and operational performance to create value for the long-term. Stock option awards are “time based.” In order to provide an incentive for continued employment, stock options granted under our stock option plans generally vest 25% upon completion of 12 months of service and 1/36 per month thereafter, and generally expire six or ten years from the date of the grant, depending on the relevant compensation plan. This provides a reasonable time frame to align the executive officer compensation with the appreciation of our stock price while managing potential dilution effectively.

Initial stock option grants and annual option grants for plan participants are generally determined within ranges established for each job level. These ranges are established based on our desired pay positioning relative to the competitive market. Specific recruitment needs are taken into account for establishing the levels of initial option grants. Annual option grants take into consideration a number of factors, including performance of the individual, job level, prior grants and competitive external levels. The goals of option grant guidelines are to ensure future grants remain competitive from a grant value perspective and to ensure option usage consistent with option pool forecasts.

Contributions to Israeli Employees

We make contributions on behalf of our Israeli employees, including on behalf of our Israeli named executive officers in accordance with their employment agreements, to a fund known as Managers’ Insurance. This fund provides a combination of retirement plan, insurance and severance pay benefits to the employee, giving the employee, or his or her estate, payments upon retirement or death and securing the severance pay, if legally entitled, upon termination of employment. Each full-time employee is entitled to participate in the plan, and each employee who participates contributes an amount equal to 5% of his or her salary to the retirement plan, and we contribute between 13.33% and 15.83% of his or her salary (consisting of 5% to the retirement plan, 8.33% to secure severance payments and up to 2.5% for disability insurance).

Under the retirement plan component of the Managers’ Insurance, both our 5% contribution and the 5% contribution made by the employee are immediately vested and non-forfeitable upon contribution to the Managers’ Insurance. In some cases, we substitute other retirement arrangements, such as provident funds (kupot gemel) for the retirement plan feature of the Managers’ Insurance. The features of the provident funds are substantially similar to those of the retirement plan feature of the Managers’ Insurance.

In addition, we make contributions on behalf of our Israeli employees, including all of our Israeli named executive officers, in accordance with their employment agreements, to a fund known as a continued education fund (Keren Hishtalmut). We contribute an amount equal to 7.5% of the employee’s salary and deduct 2.5% of the employee’s salary. Our contributions to the continuing education fund are only up to the permissible tax-exempt salary ceiling according to the income tax regulations in effect from time to time, which ceiling was 15,712 NIS monthly as of December 31, 2007.

Option Grant Practice

The Compensation Committee has delegated the authority to make initial option grants to new employees (within an approved range) to executive management. During 2007, initial hire grants that were within executive management’s approved range were granted quarterly, on March 27, June 27 and September 27. No initial option grants were made to new employees during the fourth quarter of 2007. According to our practice, if the 27th of the last month of a quarter falls on a Friday, Saturday or Sunday, the meeting approving the grant is to be held on the following non-holiday Monday. Options are granted at 100% of the closing sales price of our stock on the last market trading date prior to the grant date.

We did not have any initial hire grants that were above executive management’s approved range. In the event such a case was to occur in the future, such grants would be approved by the Compensation Committee with the grant date being the day after the first day of service and the exercise price being the closing sale price on the last market trading day prior to the grant date. For annual option grants to all employees, the Compensation Committee must review and submit its approval. In 2007, these grants were made on March 5, 2007. This timing enables management and the Compensation Committee to consider performance by both us and the individual and balance it against our expectations for the current year.

We do not time the granting of our options with any favorable or unfavorable news released by us. The initial grants are based on the timing of the quarterly pre-determined end-of-quarter dates. Proximity of any awards to an earnings announcement or other market events is coincidental.

Executive Equity Ownership

We encourage our executives to hold a significant equity interest in our company. However, we do not have specific share retention and ownership guidelines for our executives.

Performance-Based Compensation and Financial Restatement

We have not considered or implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executives and other employees where such payments were predicated upon the achievement of certain financial results that were subsequently the subject of a financial restatement.

Tax and Accounting Considerations

Compliance with Internal Revenue Code Section 162(m).  Section 162(m) of the Internal Revenue Code of 1986, as amended, restricts deductibility of executive compensation paid to our Chief Executive Officer and each of the three other most highly compensated executive officers holding office at the end of any year (except for our Chief Financial Officer) to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under Section 162(m) or related regulations. The Compensation Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws to the extent practicable. Income related to stock options granted under our 1999 Stock Option Plan, the 2000 Stock Plan, the 2003 Stock Plan, the 2004 Stock Plan and the 2005 Incentive Compensation Plan generally qualify for an exemption from these restrictions imposed by Section 162(m). In the future, the Compensation Committee will continue to evaluate the advisability of qualifying its executive compensation for full deductibility, in particular in light of the recent IRS Revenue Ruling 2008-13.

Accounting for Stock-Based Compensation.  On January 1, 2006, we began accounting for stock-based payments including our stock option program in accordance with the requirements of FASB Statement 123(R).

Employment Contracts

Mr. Rosenschein is employed as our President and Chief Executive Officer pursuant to an employment agreement that commenced on January 1, 2002 and was amended and restated as of January 8, 2004 and further amended on November 27, 2006 and November 6, 2007. The term of the agreement will automatically renew for successive two year periods unless the agreement is terminated earlier by the parties. Mr. Rosenschein’s annual base salary was set at $217,800 from January 1, 2007 until February 28, 2007, and adjusted to $239,580 commencing March 1, 2007. According to his amended agreement, Mr. Rosenschein’s annual base salary is subject to a 10% annual increase and he is eligible to receive an annual bonus based on his performance and as approved by our board of directors in its sole discretion. We may voluntarily terminate the employment agreement by providing no less than ninety days’ prior written notice.

If we terminate Mr. Rosenschein’s employment without cause, we shall extend the period during which Mr. Rosenschein may exercise his options to the earlier of (i) one year from the date of termination or (ii) the expiration date of the options granted. Furthermore, if we terminate Mr. Rosenschein’s employment for any reason other than cause, we are required to pay him a lump sum of $150,000 less the severance pay portion of his Manager’s Insurance Policy, regardless of the period remaining in the term of his employment agreement. Since Mr. Rosenschein’s Manager’s Insurance Policy is greater than $150,000, he will be entitled to the entire amount payable under the Manager’s Insurance Policy. At the time Mr. Rosenschein’s employment agreement was amended and restated in 2004, 241,964 options were granted to Mr. Rosenschein under the 2003 Stock Option Plan. In the event of a change in control, we will accelerate the vesting of 50% of any options granted to Mr. Rosenschein that have not vested as of the effective date of the change in control. If, within twelve months after such change in control, Mr. Rosenschein’s employment is terminated without cause, 100% of Mr. Rosenschein’s unvested options will vest immediately upon the effective date of the termination. Mr. Rosenschein has agreed to refrain from competing with us for a period of twenty-four months following the termination of his employment.

A table describing the payments that would have been due to Mr. Rosenschein under his employment agreement had Mr. Rosenschein’s employment with us been terminated at the end of 2007 under various circumstances appears under “Potential Payments and Benefits upon Termination of Employment — Robert S. Rosenschein,” below.

Mr. Steinberg is employed as our Chief Financial Officer pursuant to an employment agreement that commenced on April 1, 2004 and was amended on November 6, 2007. The agreement will remain in effect indefinitely unless it is terminated earlier by the parties. Mr. Steinberg’s annual base salary was set at $140,000 from January 1, 2007 until February 28, 2007, and adjusted to $157,920 commencing March 1, 2007. We may terminate the employment agreement without cause at any time upon three months notice.

If we terminate Mr. Steinberg’s employment without cause or due to death or disability, we shall extend the period during which Mr. Steinberg may exercise his options granted after the date of his employment agreement by one year from the effective date of Mr. Steinberg’s termination. In the event of a change in control, we will accelerate the vesting of 50% of any options granted to Mr. Steinberg that have not vested as of the effective date of the change of control. If, within twelve months after such change in control, Mr. Steinberg’s employment is terminated without cause, Mr. Steinberg is entitled to four months written notice and any unvested options that were granted to Mr. Steinberg, subsequent to the date of his employment agreement, will vest immediately upon the effective date of the termination. Mr. Steinberg has agreed to refrain from competing with us for a period of twelve months following the termination of his employment.

A table describing the payments that would have been due to Mr. Steinberg under his employment agreement had Mr. Steinberg’s employment with us been terminated at the end of 2007 under various circumstances appears under “Potential Payments and Benefits upon Termination of Employment — Steve Steinberg,” below.

Mr. Schneiderman is employed as our Chief Technical Officer pursuant to an employment agreement that commenced on April 1, 2004 and was amended on November 6, 2007. The agreement will remain in effect indefinitely unless it is terminated earlier by the parties. Mr. Schneiderman’s annual base salary was set at $140,000 from January 1, 2007 until February 28, 2007, and adjusted to $157,920 commencing March 1, 2007. We may terminate the employment agreement without cause at any time upon three months notice.

If we terminate Mr. Schneiderman’s employment without cause or due to death or disability, we shall extend the period during which Mr. Schneiderman may exercise his options granted after the date of his employment agreement by one year from the effective date of Mr. Schneiderman’s termination. In the event of a change in control, we will accelerate the vesting of 50% of any options granted to Mr. Schneiderman subsequent to his employment agreement that have not vested as of the effective date of the change in control. If, within twelve months after such change in control, Mr. Schneiderman’s employment is terminated without cause, Mr. Schneiderman is entitled to four months written notice and any unvested options that were granted to Mr. Schneiderman subsequent to the date of his employment agreement will vest immediately upon the effective date of the termination. Mr. Schneiderman has agreed to refrain from competing with us for a period of twelve months following the termination of his employment.

A table describing the payments that would have been due to Mr. Schneiderman under his employment agreement had Mr. Schneiderman’s employment with us been terminated at the end of 2007 under various circumstances appears under “Potential Payments and Benefits upon Termination of Employment — Jeff Schneiderman,” below.

Mr. Smith is employed as our Chief Strategic Officer pursuant to an employment agreement that commenced on July 27, 2005 and was amended on November 6, 2007. Mr. Smith’s annual base salary was set at $190,000 from January 1, 2007 until February 28, 2007, and adjusted to $216,000 commencing March 1, 2007. In addition to his base salary, Mr. Smith is eligible to receive an annual bonus as determined by the Compensation Committee in consultation with the Chief Executive Officer based on certain stated performance goals. We may terminate the employment agreement without cause at any time upon three months written notice.

If we terminate Mr. Smith’s employment without cause, we shall extend the period during which Mr. Smith may exercise his options granted by one year from the effective date of Mr. Smith’s termination. In the event of a change in control, we will accelerate the vesting of 50% of any options granted to Mr. Smith subsequent to his employment agreement that have not vested as of the effective date of the change of control. If we terminate Mr. Smith’s employment without cause at any time during the twelve months subsequent to a change in control, then, Mr. Smith will be entitled to three months written notice and 100% of any options granted to Mr. Smith, subsequent to the date of his employment agreement, that have not vested will immediately vest. Mr. Smith has agreed to refrain from competing with us following the termination of his employment for a period of twelve months.

A table describing the payments that would have been due to Mr. Smith under his employment agreement had Mr. Smith’s employment with us been terminated at the end of 2007 under various circumstances appears under “Potential Payments and Benefits upon Termination of Employment — Bruce D. Smith,” below.

Potential Payments and Benefits upon Termination of Employment

This section sets forth in tabular form quantitative disclosure regarding estimated payments and other benefits that would have been received by our Israeli executive officers if their employment had been terminated on December 31, 2007 (the last business day of the fiscal year).

For a narrative description of the severance and change in control arrangements in the employment agreements of the executive officers, see “Employment Agreements” above.

The amounts referenced in the tables below have been converted from New Israeli Shekels foreign currency, or NIS, based on the US Dollar — Israeli NIS exchange rate recorded by the Bank of Israel on December 31, 2007.

Robert S. Rosenschein

The following table describes the potential payments and benefits upon employment termination for Robert S. Rosenschein, our Chairman and Chief Executive Officer, pursuant to applicable law and the terms of his employment agreement with us, as if his employment had terminated on December 31, 2007 (the last business day of the fiscal year) under the various scenarios described in the column headings as explained in the footnotes below:

Payments and Benefits	Involuntary Termination(1)	Termination at Will(2)	Death or Disability(3)	Cause(4)	Termination following a Change of Control(5)
Manager’s insurance(6)	$86,869	$86,869	$86,869	$86,869	$86,869
Contractual severance	—	—	$119,790	—	—
Statutory severance(7)	$182,077	$182,077	$182,077	$182,077	$182,077
Vacation(8)	$21,725	$21,725	$21,725	$21,725	$21,725
Continuing education fund(9)	$32,670	$32,670	$32,670	$32,670	$32,670
Advance notice(10)	$59,895	$59,895	—	—	$59,895

(1)

“Involuntary Termination” is defined in Mr. Rosenschein’s employment agreement as (i) without Mr. Rosenschein’s express written consent, a material reduction in his duties, position or responsibilities with us relative to his duties, position or responsibilities in effect immediately prior to such reduction, provided, however, that a reduction in duties, position or responsibilities solely by virtue of our being acquired and made part of a larger entity, shall not constitute an “Involuntary Termination”; (ii) without Mr. Rosenschein’s express written consent, a reduction of the facilities and perquisites (including office space and location) available to him immediately prior to such reduction; (iii) without Mr. Rosenschein’s express written consent, a reduction by us of his base salary or kind or level of his employee benefits in effect immediately prior to such reduction; (iv) without Mr. Rosenschein’s written consent, his relocation to a facility or location more than fifty (50) kilometers from Jerusalem, Israel; (v) any purported termination of Mr. Rosenschein without Cause; or (vi) our failure to obtain the assumption of Mr. Rosenschein’s employment agreement by any successors.

(2)

Pursuant to Mr. Rosenschein’s employment agreement, he may voluntarily terminate his employment with us upon no less than ninety days’ prior written notice, for any reason. With respect to Termination at Will by Mr. Rosenschein, we are not legally required to release to Mr. Rosenschein the monies deposited in the fund which secure payment of statutory severance obligations, however, it would be customary to release such funds.

(3)

“Disability” is defined in Mr. Rosenschein’s employment agreement as any case in which he is unable, due to any physical or mental disease or condition, to perform his normal duties of employment for 120 consecutive days or 180 days in any twelve-month period. According to Mr. Rosenschein’s employment agreement, if his employment terminates due to death or Disability, he or his heirs, as the case may be, will receive a lump-sum payment equal to six months of his annual base salary in effect at the time of termination. If Mr. Rosenschein is terminated due to Death or Disability, he is entitled to both contractual and statutory severance.

(4)

“Cause” is defined in Mr. Rosenschein’s employment as the occurrence of any one or more of the following: (i) Mr. Rosenschein’s misconduct which materially injures us; (ii) Mr. Rosenschein’s conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent jurisdiction for any crime which constitutes a felony in the jurisdiction involved; or (iii) Mr. Rosenschein’s gross negligence in the scope of his services.

(5)

“Change in Control” is defined in Mr. Rosenschein’s employment agreement as (a) the consummation of a merger or consolidation of us with or into another entity or any other corporate reorganization, if persons who are not our stockholders immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of the (i) continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity; or (b) the sale, transfer or other disposition of all or substantially all of our assets.

(6)

Payments to Managers’ Insurance, a benefit customarily given to executives in Israel, though given by us to all our employees in Israel, amount to up to 15.83% of Mr. Rosenschein’s base salary, consisting of 8.33% for payments made to a fund to secure payment of statutory severance obligations, 5% towards pension and up to 2.5% for disability. The Manager’s Insurance fund amounts reflected in the table represent only the 5% towards pension. These amounts do not include (i) the 8.33% payments to a fund to secure payment of statutory severance obligations with respect to amounts paid prior to December 31, 2007, which funds are reflected in the table under the “Statutory Severance” heading, and (ii) payments for disability.

(7)

Pursuant to Israeli law, employees terminated other than “for cause” receive statutory severance in the amount of one month’s base salary for each year of work, according to their salary rate at the date of termination (see footnote 6 above).

(8)

As of December 31, 2007, Mr. Rosenschein was entitled to 23 annual vacation days. A maximum of 20 days of unused paid vacation days may be carried over from year to year by Mr. Rosenschein. At the end of each calendar year, all unused vacation days in excess of 20, are automatically forfeited.

(9)

Pursuant to Mr. Rosenschein’s employment agreement, we must contribute an amount equal to 7.5% of Mr. Rosenschein’s base salary to a continuing education fund, up to the permissible tax-exempt salary ceiling according to the income tax regulations in effect from time to time. We make these deposits on a monthly basis. At December 31, 2007, the ceiling then in effect was NIS 15,712 (approximately $4,085). According to Israeli law, Mr. Rosenschein is entitled to redeem his continuing education fund once every six years, independent of his status of employment with us and he has discretion over the type of fund in which the deposits are invested. The amount set forth in the table reflects the total sum we deposited on behalf of Mr. Rosenschein since the beginning of his employment with us.

(10)

Pursuant to Mr. Rosenschein’s employment agreement, he may voluntarily terminate his employment with us upon no less than ninety days’ prior written notice, for any reason. We shall have the right to require Mr. Rosenschein to continue working during any notice period.

Steven Steinberg

The following table describes the potential payments and benefits upon employment termination for Steven Steinberg, our Chief Financial Officer, pursuant to applicable law and the terms of his employment agreement with us, as if his employment had terminated on December 31, 2007 (the last business day of the fiscal year) under the various scenarios described in the column headings as explained in the footnotes below:

Payments and Benefits	Termination(1)	Termination at Will(2)	Death or Disability(3)	Cause(4)	Termination following a Change of Control(5)
Manager’s insurance(6)	$33,884	$33,884	$33,884	$33,884	$33,884
Contractual severance(7)	—	—	$39,480	—	—
Statutory severance(8)	$65,097	$65,097	$65,097	$65,097	$65,097
Vacation(9)	$11,935	$11,935	$11,935	$11,935	$11,935
Continuing education fund(10)	$18,594	$18,594	$18,594	$18,594	$18,594
Advance notice(11)	$39,480	$39,480	—	—	$52,640

(1)	According to Mr. Steinberg’s employment agreement, we may terminate his employment without cause, at any time, upon three months notice.

(2)

According to Mr. Steinberg’s employment agreement, he may terminate his employment, at any time, upon three months notice. With respect to Termination at Will by Mr. Steinberg, we are not legally required to release to Mr. Steinberg the monies deposited in the fund which secure payment of statutory severance obligations, however, it would be customary to release such funds.

(3)

“Disability” is defined in Mr. Steinberg’s employment agreement as any case in which he is unable, due to any physical or mental disease or condition, to perform his normal duties of employment for 120 consecutive days or 180 days in any twelve-month period. According to Mr. Steinberg’s employment agreement, if his employment terminates due to death or disability, he or his heirs, as the case may be, will be entitled to continue to receive his annual salary for three months following his last day of employment. Such amount shall be in addition to any payment he is entitled to receive pursuant to any statutory severance arrangement.

(4)

“Cause” is defined in Mr. Steinberg’s employment as the occurrence of any one or more of the following: (i) Mr. Steinberg’s act of fraud, dishonesty or willful misconduct; (ii) Mr. Steinberg’s material breach of his confidentiality or non-competition obligations set forth in his employment agreement; (iii) Mr. Steinberg’s material breach of any other provision in his employment agreement, including but not limited to his habitual neglect or gross failure to perform the duties of his position or any other contractual or fiduciary duty owed to us; or (iv) Mr. Steinberg’s conviction of a criminal offense involving fraud, embezzlement or dishonesty.

(5)

“Change of Control” is defined in Mr. Steinberg’s employment agreement as (a) the consummation of a merger or consolidation of us with or into another entity or any other corporate reorganization, if persons who were not our stockholders immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of the (i) continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity; or (b) the sale, transfer or other disposition of all or substantially all of our assets. According to Mr. Steinberg’s employment agreement, a “Change of Control” shall not be deemed to have occurred as a consequence of the initial public offering of our securities.

(6)

Payments to Managers’ Insurance, a benefit customarily given to executives in Israel, though given by us to all our employees, amount to up to 15.83% of Mr. Steinberg’s base salary, consisting of 8.33% for payments made to a fund to secure payment of statutory severance obligations, 5% towards pension and up to 2.5% for disability. The Manager’s Insurance fund amounts reflected in the table represent only the 5% towards pension. These amounts do not include (i) the 8.33% payments to a fund to secure payment of statutory severance obligations with respect to amounts paid prior to December 31, 2007, which funds are reflected in the table under the “Statutory Severance” heading, and (ii) payments for disability.

(7)	According to Mr. Steinberg’s employment agreement, if his employment terminates due to death or disability, he or his heirs, as the case may be, will be entitled to continue to receive his annual salary for three months following his last day of employment. Except for the foregoing, Mr. Steinberg is not entitled to any other contractual severance amounts.

(8)

Pursuant to Israeli law, employees terminated other than “for cause” receive statutory severance in the amount of one month’s base salary for each year of work, according to their salary rate at the date of termination (see footnote 6 above).

(9)

As of December 31, 2007, Mr. Steinberg was entitled to 19 annual vacation days. A maximum of 20 days of unused paid vacation days may be carried over from year to year by Mr. Steinberg. At the end of each calendar year, all unused vacation days in excess of 20, are automatically forfeited.

(10)

Pursuant to Mr. Steinberg’s employment agreement, we must contribute an amount equal to 7.5% of Mr. Steinberg’s base salary to a continuing education fund, up to the permissible tax-exempt salary ceiling according to the income tax regulations in effect from time to time. We make these deposits on a monthly basis. At December 31, 2007, the ceiling then in effect was NIS 15,712 (approximately $4,085). According to Israeli law, Mr. Steinberg is entitled to redeem his continuing education fund once every six years, independent of his status of employment with us and he has discretion over the type of fund in which the deposits are invested. The amount set forth in the table reflects the total sum we deposited on behalf of Mr. Steinberg since the beginning of his employment with us.

(11)

Pursuant to Mr. Steinberg’s employment agreement, he may voluntarily terminate his employment with us upon no less than ninety days’ prior written notice, for any reason. We shall have the right to require Mr. Steinberg to continue working during any notice period. Should Mr. Steinberg’s employment be terminated without cause at any time during a period of 12 months subsequent to the effective date of a Change of Control, he will be entitled to 4 months written notice.

Jeff Schneiderman

The following table describes the potential payments and benefits upon employment termination for Jeff Schneiderman, our Chief Technical Officer, pursuant to applicable law and the terms of his employment agreement with us, as if his employment had terminated on December 31, 2007 (the last business day of the fiscal year) under the various scenarios described in the column headings as explained in the footnotes below:

Payments and Benefits	Termination(1)	Termination at Will(2)	Death or Disability(3)	Cause(4)	Termination following a Change of Control(5)
Manager’s insurance(6)	$58,341	$58,341	$58,341	$58,341	$58,341
Contractual severance(7)	—	—	$39,480	—	—
Statutory severance(8)	$116,100	$116,100	$116,100	$116,100	$116,100
Vacation(9)	$12,141	$12,141	$12,141	$12,141	$12,141
Continuing education fund(10)	$32,670	$32,670	$32,670	$32,670	$32,670
Advance notice(11)	$39,480	$39,480	—	—	$52,640

(1)	According to Mr. Schneiderman’s employment agreement, we may terminate his employment without cause upon three months notice.

(2)

According to Mr. Schneiderman’s employment agreement, he may terminate his employment, at any time, upon three months notice. With respect to Termination at Will by Mr. Schneiderman, we are not legally required to release to Mr. Schneiderman the monies deposited in the fund which secure payment of statutory severance obligations, however, it would be customary to release such funds.

(3)

“Disability” is defined in Mr. Schneiderman’s employment agreement as any case in which he is unable, due to any physical or mental disease or condition, to perform his normal duties of employment for 120 consecutive days or 180 days in any twelve-month period. According to Mr. Schneiderman’s employment agreement, if his employment terminates due to death or disability, he or his heirs, as the case may be, will be entitled to continue to receive his annual salary for three months following his last day of employment. Such amount shall be in addition to any payment he is entitled to receive pursuant to any statutory severance arrangement.

(4)

“Cause” is defined in Mr. Schneiderman’s employment as the occurrence of any one or more of the following: (i) Mr. Schneiderman’s act of fraud, dishonesty or willful misconduct; (ii) Mr. Schneiderman’s material breach of his confidentiality or non-competition obligations set forth in his employment agreement; (iii) Mr. Schneiderman’s material breach of any other provision in his employment agreement, including but not limited to his habitual neglect or gross failure to perform the duties of his position or any other contractual or fiduciary duty owed to us; or (iv) Mr. Schneiderman’s conviction of a criminal offense involving fraud, embezzlement or dishonesty.

(5)

“Change of Control” is defined in Mr. Schneiderman’s employment agreement as (a) the consummation of a merger or consolidation of us with or into another entity or any other corporate reorganization, if persons who were not our stockholders immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of the (i) continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity; or (b) the sale, transfer or other disposition of all or substantially all of our assets. According to Mr. Schneiderman’s employment agreement, a “Change of Control” shall not be deemed to have occurred as a consequence of the initial public offering of our securities.

(6)

Payments to Managers’ Insurance, a benefit customarily given to executives in Israel, though given by us to all our employees, amount to up to 15.83% of Mr. Schneiderman’s base salary, consisting of 8.33% for payments made to a fund to secure payment of statutory severance obligations, 5% towards pension and up to 2.5% for disability. The Manager’s Insurance fund amounts reflected in the table represent only the 5% towards pension. These amounts do not include the (i) 8.33% payments to a fund to secure payment of statutory severance obligations with respect to amounts paid prior to December 31, 2007, which funds are reflected in the table under the “Statutory Severance” heading, and (ii) payments for disability.

(7)

According to Mr. Schneiderman’s employment agreement, if his employment terminates due to death or disability, he or his heirs, as the case may be, will be entitled to continue to receive his annual salary for three months following his last day of employment. Except for the foregoing, Mr. Schneiderman is not entitled to any other contractual severance amounts.

(8)

Pursuant to Israeli law, employees terminated other than “for cause” receive statutory severance in the amount of one month’s base salary for each year of work, according to their salary rate at the date of termination (see footnote 6 above).

(9)

As of December 31, 2007, Mr. Schneiderman was entitled to 19.5 annual vacation days. A maximum of 20 days of unused paid vacation days may be carried over from year to year by Mr. Schneiderman. At the end of each calendar year, all unused vacation days in excess of 20, are automatically forfeited.

(10)

Pursuant to Mr. Schneiderman’s employment agreement, we must contribute an amount equal to 7.5% of Mr. Schneiderman’s base salary to a continuing education fund, up to the permissible tax-exempt salary ceiling according to the income tax regulations in effect from time to time. We make these deposits on a monthly basis. At December 31, 2007, the ceiling then in effect was NIS 15,712 (approximately $4,085). According to Israeli law, Mr. Schneiderman is entitled to redeem his continuing education fund once every six years, independent of his status of employment with us and he has discretion over the type of fund in which the deposits are invested. The amount set forth in the table reflects the total sum we deposited on behalf of Mr. Schneiderman since the beginning of his employment with us.

(11)

Pursuant to Mr. Schneiderman’s employment agreement, he may voluntarily terminate his employment with us upon no less than ninety days’ prior written notice, for any reason. We shall have the right to require Mr. Schneiderman to continue working during any notice period. Should Mr. Schneiderman’s employment be terminated without cause at any time during a period of 12 months subsequent to the effective date of a Change of Control, he will be entitled to 4 months written notice.

Bruce D. Smith

The following table describes the potential payments and benefits upon employment termination for Bruce D. Smith, our Chief Strategic Officer, pursuant to applicable law and the terms of his employment agreement with us, as if his employment had terminated on December 31, 2007 (the last business day of the fiscal year) under the various scenarios described in the column headings as explained in the footnotes below:

Payments and Benefits	Termination(1)	Termination at Will(2)	Death or Disability(3)	Cause(4)	Termination following a Change of Control(5)
401(k)(6)	$13,828	$13,828	$13,828	$13,828	$13,828
Vacation(7)	$5,522	$5,522	$5,522	$5,522	$5,522
Advance notice(8)	$54,000	$54,000	—	—	$54,000

(1)	According to Mr. Smith’s employment agreement, we may terminate his employment without cause, at any time, upon three months notice.

(2)	According to Mr. Smith’s employment agreement, he may terminate his employment, at any time, upon three months notice.

(3)

According to Mr. Smith’s employment agreement, we may terminate his employment if he has been unable to perform the material duties of his employment due to a disability which (i) continues for more than 90 days and (ii) cannot be reasonably accommodated.

(4)

“Cause” is defined in Mr. Smith’s employment agreement as the occurrence of any one or more of the following: (i) Mr. Smith’s act of fraud or dishonesty or gross negligence; (ii) Mr. Smith’s willful misconduct which materially injures us (iii) Mr. Smith’s conviction by, or entry or a plea of guilty or nolo contendre in, a court of competent jurisdiction for any crime which constitutes a felony in the jurisdiction involved, or (iv) a material breach by Mr. Smith of any other provision hereof, including but not limited to, the habitual neglect or gross failure by Mr. Smith to adequately perform the duties of his position, or of any other contractual or legal fiduciary duty to us.

(5)

“Change of Control” is defined in Mr. Smith’s employment agreement as: (a) the consummation of a merger or consolidation of us with or into another entity or any other corporate reorganization, if persons who were not our stockholders immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of the (i) continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity; or (b) the sale, transfer or other disposition of all or substantially all of our assets. A Change of Control shall not be deemed to have occurred as a consequence of a secondary offering.

(6)

We provide all U.S. employees the opportunity to participate in a 401(k) plan. Under the 401(k) plan we provide a contribution of 3%. The executive officers participate in the 401(k) plan on the same terms as other eligible employees.

(7)

As of December 31, 2007, Mr. Smith was entitled to 6.5 annual vacation days. A maximum of 20 days of unused paid vacation days may be carried over from year to year by Mr. Smith. At the end of each calendar year, all unused vacation days in excess of 20, are automatically forfeited.

(8)

Pursuant to Mr. Smith’s employment agreement, he may voluntarily terminate his employment with us upon no less than ninety days’ prior written notice, for any reason. We shall have the right to require Mr. Smith to continue working during any notice period.

Summary Compensation Table

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Chief Executive Officer, Chief Financial Officer and our three other highest paid executive officers whose total annual salary and bonus exceeded $100,000 (collectively, our named executive officers) for fiscal year 2007.

Name & Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)*	All Other Compensation ($)(6)		Total ($)
Robert S. Rosenschein(1)	2007	227,874	(7)	—	127,499	52,756	(8)	408,129
Chief Executive Officer	2006	209,724	(7)	—	98,406	49,287	(9)	357,416
And Chairman	2005	189,924	(7)	—	—	74,263	(10)	264,187

Steven Steinberg(2)	2007	146,858	(7)	—	115,100	42,806	(11)	304,764
Chief Financial Officer	2006	131,928	(7)	—	93,982	38,361	(12)	264,271
	2005	125,317	(7)	—	—	63,281	(13)	188,598

Jeffrey S. Cutler(3)	2007	161,631		35,625	330,159	239,584	(14)	766,998
Former Chief Revenue	2006	225,000		130,526	493,022	34,077	(14)	882,625
Officer	2005	178,990		30,000	—	26,370	(14)	235,360

Jeff Schneiderman(4)	2007	146,858	(7)	—	119,213	41,309	(15)	307,380
Chief Technical Officer	2006	131,400	(7)	—	94,619	38,286	(16)	264,306
	2005	107,342	(7)	—	—	34,510	(17)	141,852

Bruce D. Smith(5)	2007	211,667		—	173,971	32,090	(14)	417,728
Chief Strategic Officer	2006	182,952		—	147,965	29,299	(14)	360,217
	2005	74,936		—	—	14,760	(14)	89,696

*	Amounts represent stock-based compensation expense for fiscal year 2007 under SFAS 123R.

(1)	Mr. Rosenschein founded our company and was appointed our Chief Executive Officer in May 2001.

(2)	Mr. Steinberg joined us in December 2002 and was appointed our Chief Financial Officer in January 2004.

(3)	Mr. Cutler was appointed our Chief Revenue Officer in March 2005. In connection with the restructuring, Mr. Cutler’s employment was terminated in September 2007.

(4)	Mr. Schneiderman joined us in January 1999 as Vice President of Research and Development and appointed our Chief Technical Officer in March 2003.

(5)	Mr. Smith joined us as Vice President of Investor Relations and Strategic Development in July 2005 and was promoted to Chief Strategic Officer in June 2007.

(6)

With the exception of reimbursement of expenses incurred by our named executive officers during the scope of their employment and unless expressly stated otherwise in a footnote below, none of the named executive officers received other compensation, perquisites and/or personal benefits in excess of $10,000.

(7)	Does not include benefit associated with possession of company-leased vehicle.

(8)

Includes contributions to continued education fund in the amount of $3,441; contributions to retirement plan feature of Managers’ Insurance in the amount of $11,394; contributions to a fund securing statutory severance payments in the amount of $18,982; contributions towards statutory national insurance in the amount of $6,457; and contributions made for disability insurance in the amount of $1,823; and payments associated with possession of company-leased vehicle in the amount of $9,600.

(9)

Includes contributions to a fund known as a continued education fund (Keren Hishtalmut) in the amount of $3,185; contributions to a retirement plan feature of a Managers’ Insurance fund (Kupat Gemel) in the amount of $10,486; contributions to a fund securing statutory severance payments (Pitzuei Piturin) in the amount of $17,470; contributions towards statutory national insurance (Bituach leumi) in the amount of $5,973; and contributions made for disability insurance (Ovdan Kosher Avoda) in the amount of $1,611; and payments associated with possession of company-leased vehicle in the amount of $9,600.

(10)

Includes contributions to continued education fund in the amount of $3,142; contributions to retirement plan feature of Managers’ Insurance in the amount of $9,496; contributions to a fund securing statutory severance payments in the amount of $15,821; contributions towards statutory national insurance in the amount of $5,393; and contributions made for disability insurance in the amount of $3,941; and payments associated with possession of company-leased vehicle in the amount of $9,600. Also includes a one-time lump sum payment of $26,000 for unused vacation days that accrued over the course of 2004 and previous years.

(11)

Includes contributions to continued education fund in the amount of $3,441; contributions to retirement plan feature of Managers’ Insurance in the amount of $7,343; contributions to a fund securing statutory severance in the amount of $12,233; contributions towards statutory national insurance in the amount of $6,457; and contributions made for disability insurance in the amount of $2,673; and payments associated with possession of company-leased vehicle in the amount of $9,600.

(12)

Includes contributions to continued education fund in the amount of $3,185; contributions to retirement plan feature of Managers’ Insurance in the amount of $6,596; contributions to a fund securing statutory severance payments in the amount of $10,990; contributions towards statutory national insurance in the amount of $5,973; and contributions made for disability insurance in the amount of $1,055; and payments associated with possession of company-leased vehicle in the amount of $9,600.

(13)

Includes contributions to continued education fund in the amount of $3,156; contributions to retirement plan feature of Managers’ Insurance in the amount of $6,266; contributions to a fund securing statutory severance payments in the amount of $10,439; contributions towards statutory national insurance in the amount of $5,393; and contributions made for disability insurance in the amount of $1,557; and payments associated with possession of company-leased vehicle in the amount of $9,600.

(14)	Includes payments made on account of medical insurance, short and long term disability, life insurance and 3% contributions to 401(k) plan.

(15)

Includes contributions to continued education fund in the amount of $3,441; contributions to retirement plan feature of Managers’ Insurance in the amount of $7,343; contributions to a fund securing statutory severance payments in the amount of $12,233; contributions towards statutory national insurance in the amount of $6,457; contributions made for disability insurance in the amount of $1,175; and payments associated with possession of company-leased vehicle in the amount of $9,600.

(16)

Includes contributions to continued education fund in the amount of $3,185; contributions to retirement plan feature of Managers’ Insurance in the amount of $6,570; contributions to a fund securing statutory severance payments in the amount of $10,946; contributions towards statutory national insurance in the amount of $5,973; and contributions made for disability insurance in the amount of $1,051; and payments associated with possession of company-leased vehicle in the amount of $9,600.

(17)

Includes contributions to continued education fund in the amount of $3,156; contributions to retirement plan feature of Managers’ Insurance in the amount of $5,367; contributions to a fund securing statutory severance payments in the amount of $8,942; contributions towards statutory national insurance in the amount of $5,393; and contributions made for disability insurance in the amount of $859; and payments associated with possession of company-leased vehicle in the amount of $9,600.

Grants of Plan-Based Awards

The following table sets forth information regarding stock option awards to our named executive officers under our stock option plans during the fiscal year ended December 31, 2007:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Total Grant-Date Fair Value ($)
Robert S. Rosenschein	March 5, 2007(1)	25,000	11.61	107,446
Steven Steinberg	March 5, 2007(1)	21,500	11.61	92,403
Jeffrey S. Cutler	March 5, 2007(1)	21,500	11.61	92,403
Jeff Schneiderman	March 5, 2007(1)	21,500	11.61	92,403
Bruce D. Smith	March 5, 2007(1)	21,500	11.61	92,403

(1)	25% of the grant exercisable as of 12 months following the Grant Date; 1/36 of the remainder exercisable on each of the following 36 monthly anniversaries.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for the named executive officers regarding the number of shares subject to both exercisable and unexercisable stock options, as well as the exercise prices and expiration dates thereof, as of December 31, 2007.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date
Robert S. Rosenschein	236,923	5,041	5.06	August 5, 2013
	38,333	41,667	13.75	January 30, 2012
	—	25,000	11.61	March 5, 2013

Steven Steinberg	10,861	—	11.51	August 5, 2013
	17,786	—	2.76	August 5, 2013
	20,313	6,040	5.25	November 9, 2014
	26,354	28,646	13.75	January 30, 2012
	—	21,500	11.61	March 5, 2013

Jeffrey S. Cutler	120,833	—	20.35	March 15, 2015
	7,916	—	13.75	January 30, 2012
	—	21,500	11.61	March 5, 2013

Jeff Schneiderman	5,648	—	1.15	March 21, 2009
	10,861	—	2.76	October 20, 2009
	4,345	—	6.91	April 8, 2010
	8,689	—	11.51	August 1, 2011
	17,633	5,243	5.25	November 9, 2014
	31,145	33,855	13.75	January 30, 2012
	—	21,500	11.61	March 5, 2013

Bruce D. Smith	45,312	29,688	15.35	July 17, 2015
	7,187	7,813	13.75	January 30, 2012
	5,625	9,375	9.65	June 21, 2012
	—	21,500	11.61	March 5, 2013

Option Exercises and Stock Vested

The following table summarizes the options exercised by named executive officers during the year ended December 31, 2007 and the value realized upon exercise:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)
Robert S. Rosenschein	—	—
Steven Steinberg	15,000	99,900
Jeffrey S. Cutler	—	—
Jeff Schneiderman	6,081	80,999
Bruce D. Smith	—	—

Certain Relationships and Related Transactions

There have been no transactions, or proposed transactions, during the last two years, to which we were or will be a party, in which any director, executive officer, beneficial owner of more than 5% of our common stock or any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of these persons, had or is to have a direct or indirect material interest.

Any future transactions with officers, directors or 5% stockholders will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors who have access to our counsel or independent legal counsel at our expense.

Equity Compensation Plan Information

The following table sets forth certain information at December 31, 2007 with respect to our equity compensation plans that provide for the issuance of options, warrants or rights to purchase our securities.

	No. of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	No. of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,031,592	$10.75	224,536
Equity compensation plans not approved by security holders	1,193,414	$15.79	—
Total	3,225,006		224,536

COMPARISON OF STOCKHOLDER RETURN

The graph below compares the cumulative 38-month total return of holders of our common stock with the cumulative total returns of the NASDAQ Composite index and the RDG Internet Composite index. The graph tracks the performance of a $100 investment in our common stock and in each of the indexes (with the reinvestment of all dividends) from 10/13/2004 to 12/31/2007.

COMPARISON OF 38 MONTH CUMULATIVE TOTAL RETURN*

Among Answers Corporation, The NASDAQ Composite Index
And The RDG Internet Composite Index

* $100 invested on 10/13/04 in stock or 9/30/04 in index-including reinvestment of dividends.

Fiscal year ending December 31.

	10/13/04	12/04	12/05	12/06	12/07

Answers Corporation	100.00	170.92	225.54	263.06	133.60
NASDAQ Composite	100.00	114.11	116.82	130.17	141.89
RDG Internet Composite	100.00	113.52	110.95	125.72	145.33

The stock price performance included in this graph is not necessarily indicative of future stock price performance.

ANNUAL REPORT

A copy of the Company’s 2007 Annual Report to Stockholders is being mailed to stockholders with this proxy statement.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
FOR THE 2009 ANNUAL MEETING OF THE COMPANY’S STOCKHOLDERS

We have an advance notice provision under our bylaws for stockholder business to be presented at annual meetings of stockholders. Such provision states that in order for stockholder business to be brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in writing to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 75 days nor more than 90 days prior to the date of the annual meeting; provided, however, that if less than 75 days’ prior notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (1) the day on which such notice of meeting was mailed or (2) the day on which such public disclosure was made.

The Company’s stockholders may submit for inclusion in the Company’s proxy statement for the 2009 annual meeting of stockholders proposals on matters appropriate for stockholder action at the 2009 annual meeting of stockholders consistent with Rule 14a-8 promulgated under the Exchange Act. In addition, with respect to director nominations, stockholders must adhere to the Company’s Procedures for the Recommendation by Stockholders of Director Candidates (see Appendix A attached to this Proxy Statement). Answers must receive proposals that stockholders seek to include in the proxy statement for the Company’s 2009 annual meeting by no later than January 31, 2009. If next year’s annual meeting is held on a date more than 30 calendar days prior to September 9, 2009, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the SEC.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director or executive officer of the Company at any time since the beginning of the last fiscal year, nor any individual nominated to be a director of the Company, nor any associate or affiliate of any of the foregoing, has any material interest, directly or indirectly, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the annual meeting.

OTHER MATTERS

Our board of directors does not intend to bring any matters before the annual meeting other than those specifically set forth in the notice of the annual meeting and, as of the date of this proxy statement, does not know of any matters to be brought before the annual meeting by others. If any other matters properly come before the annual meeting, or any adjournment or postponement of the annual meeting, it is the intention of the persons named in the accompanying proxy to vote those proxies on such matters in accordance with their best judgment.

WHERE YOU CAN FIND MORE INFORMATION

Answers Corporation is subject to the informational requirements of the Securities Exchange Act and files reports and other information with the SEC. Such reports and other information filed by the Company may be inspected and copied at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, as well as in the SEC’s public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s public reference rooms. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

FORM OF PROXY

ANSWERS CORPORATION
237 West 35th Street

Suite 1101

New York, NY 10001

Telephone: 646-502-4777

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
OF ANSWERS CORPORATION
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

ON SEPTEMBER 9, 2008

The undersigned hereby appoints Robert S. Rosenschein and Caleb A. Chill and each or either of them, as proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote all of the shares of common stock, $0.001 par value, of Answers Corporation (“Answers”) held of record by the undersigned on July     , 2008, at the 2008 Annual Meeting of Stockholders to be held on September 9, 2008, at Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, New York 10006, commencing at 4:30 p.m., EDT, and at any adjournments or postponements thereof (the “Annual Meeting”), hereby revoking all proxies heretofore given with respect to such shares, and the undersigned instructs said proxies to vote at the Annual Meeting in accordance with the instructions below.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL NO. 1 AND “FOR” PROPOSALS NO. 2, 3, 4 AND 5.

(Continued and to be signed on the reverse side)

2008 ANNUAL MEETING OF STOCKHOLDERS OF ANSWERS CORPORATION

SEPTEMBER 9, 2008

PROXY VOTING INSTRUCTIONS

MAIL: Date, sign and mail your proxy card in the envelope provided as soon as possible.

TELEPHONE: Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch tone telephone and follow the instructions. Have your proxy card available when you call.

INTERNET: Access www.voteproxy.com and follow on-screen instructions. Have your proxy card available when accessing the web page.

COMPANY NUMBER:

ACCOUNT NUMBER:

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 p.m., New York City time, on September 8, 2008.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED IN PROPOSAL NO. 1, “FOR” PROPOSAL NO. 2, “FOR” PROPOSAL NO. 3, “FOR” PROPOSAL NO. 4 AND, “FOR” PROPOSAL NO. 5. EACH PROPOSAL IS INDEPENDENT AND THE APPROVAL OF NO PROPOSAL IS CONDITIONED UPON THE APPROVAL OF ANY OTHER PROPOSAL.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE

1.            To elect two Class I directors of Answers’ board of directors, each to serve until the annual meeting of stockholders of Answers in 2011 or until their respective successors are elected and qualified.

FOR BOTH NOMINEES (except as marked to the contrary)			NOMINEES

WITHHOLD AUTHORITY (to withhold authority to vote for any of the nominees, strike a line through the nominee’s name.			Mark A. Tebbe
Lawrence S. Kramer

2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized common stock from 30,000,000 shares to 100,000,000 shares.	FOR	AGAINST	ABSTAIN

3.	To approve an amendment to the Company’s 2005 Incentive Compensation Plan to increase the number of shares available for grant under such plan from 1,100,000 shares to 1,350,000 shares.	FOR	AGAINST	ABSTAIN

4.

To approve the potential issuance of shares of common stock equal to 20% or more of the Company’s outstanding common stock upon conversion or exercise of the securities issued in, or issuable pursuant to, the Company’s June 16, 2008 private placement of securities or the payment of dividends in shares of common stock on such securities

		FOR	AGAINST	ABSTAIN

5.

To ratify the appointment by the Company’s Audit Committee of Somekh Chaikin, a member of KPMG International, to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

		FOR	AGAINST	ABSTAIN

6.	In their discretion, the proxies are authorized to vote upon any other business that may properly come before the Annual Meeting.

The undersigned hereby acknowledges receipt of (i) the Notice of the Annual Meeting of Stockholders, (ii) the accompanying proxy statement and attached annexes; (iii) this proxy card; and (iv) the 2007 Annual Report to Stockholders of Answers.

DATE:
SIGNATURE:
SIGNATURE (If held jointly):

Note:                   Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the Annual Meeting. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If you are signing as a representative of the named stockholders (e.g., as a trustee, corporate officer or other agent on behalf of a trust, corporation, partnership or other entity) you should indicate your title or the capacity in which you sign.

Annex A

ANSWERS CORPORATION

Procedures for the Recommendation by Stockholders of Director Candidates

The Nominating / Corporate Governance Committee (the “Committee”) of Answers Corporation (the “Company”) will consider director candidates recommended by any stockholder provided such recommendations are submitted in accordance with the procedures set forth below.

1.               The Committee will only consider director candidates recommended by any stockholder who has continuously held at least 1% of the Company’s voting securities (either directly or as part of a group) for at least one year prior to the date such stockholder’s written recommendation was submitted to the Company.

2.               The Committee will only consider recommendations it receives by no later than January 31st of any given year.

3.               In order to provide for an orderly and informed review and selection process for director candidates, the Board of Directors of the Company (the “Board”) has determined that stockholders who wish to recommend director candidates for consideration by the Committee must comply with the following:

a.               The recommendation must be made in writing to the Company’s corporate secretary, Answers Corporation, Jerusalem Technology Park, the Tower, Jerusalem, Israel 91481; or Answers Corporation, 237 West 35th Street, Suite 1101, New York, New York 10001;

b.              The recommendation must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and appropriate evidence of the recommending stockholder’s requisite ownership of the Company’s common stock;

c.               The recommendation shall also contain a statement from the recommending stockholder in support of the candidate; professional references, particularly within the context of those relevant to board membership, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of service, other commitments and the like, and personal references;

d.              The recommendation shall also contain a statement as to whether, in the view of the recommending stockholder, the candidate, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of the Company; and

e.               A statement from the recommended candidate indicating that such person (i) is interested in being a Board candidate, (ii) is not prevented for any reason whatsoever form serving on the Board and (iii) could be considered “independent” under the Rules and Regulations of Nasdaq and the Securities and Exchange Commission, as in effect at that time.

4.               The Committee, according to the criteria discussed above and in the same manner as with all other director candidates, will evaluate all candidates submitted by stockholders. The Committee will advise the recommending stockholder of its final decision.

Annex B

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

ANSWERS CORPORATION

________

The undersigned, Robert S. Rosenschein, being the Chief Executive Officer of Answers Corporation, a corporation organized and existing under the laws of the State of Delaware, on behalf of said corporation, hereby certifies as follows:

FIRST: The name of the corporation is Answers Corporation (the "Corporation").

SECOND: The Corporation wishes to amend its Certificate of Incorporation so as to increase the number of shares of capital stock that the Corporation shall have the authority to issue.

THIRD: To accomplish the amendment referred to in Paragraph SECOND above, Article IV.A of the Certificate of Incorporation is hereby amended to read as follows:

“CLASSES OF STOCK. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is one hundred and one million (101,000,000) shares. One hundred million (100,000,000) shares shall be Common Stock, par value $0.001 per share, and one million (1,000,000) shares shall be Preferred Stock, par value $0.01 per share.”

FOURTH: The forgoing Amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, ANSWERS CORPORATION has caused this Certificate of Amendment to be signed by its Chief Executive Officer, under penalties of perjury, this      th day of                       2008.

Robert S. Rosenschein
Chief Executive Officer